     As filed with the Securities and Exchange Commission on May 14, 2009
                                                       File No. 811-22186

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
ACT OF 1940                                                                [X]

      Amendment No. _2_                                                    [X]

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               OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC
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              (Exact Name of Registrant as Specified in Charter)

            6803 South Tucson Way, Centennial, Colorado 80112-3924
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             (Address of Principal Executive Offices) (Zip Code)

                                (303) 768-3200
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             (Registrant's Telephone Number, including Area Code)

                             Robert G. Zack, Esq.
                            OppenheimerFunds, Inc.
                Two World Financial Center, 225 Liberty Street
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                        New York, New York 10281-1008
                   (Name and Address of Agent for Service)

This Amendment No. 2 to the Registrant's Registration Statement on Form N-1A
(File No. 811-22186) (the "Registration Statement") consists of the following: (1) the facing sheet of the Registration Statement; (2) Amendment, dated May 14, 2009, to the Registration Statement; and (3) Signature page.
Parts A, B and C to the Registration Statement were previously filed on
August 27, 2008.

               OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC
                     Amendment dated May 14, 2009 to the
                 Registration Statement dated August 27, 2008

The following Part B of the Registration Statement dated August 27, 2008, revised May 14, 2009 replaces Part B of the Registration Statement dated
August 27, 2008.  This Amendment No. 2 to the Fund's Registration Statement
should be read in conjunction with the Fund's Registration Statement, dated
August 27, 2008.

                                    PART B

                    August 27, 2008, revised May 14, 2009
               Oppenheimer Master International Value Fund, LLC

Item 9.  Cover Page and Table of Contents.

This Statement of Additional Information is not a prospectus.  This document contains additional information about the Fund, supplements information in and should be read together with the Prospectus dated August 27, 2008.  A copy of this Registration Statement may be obtained by writing the Fund's
Transfer Agent, OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado
80217 or by calling the Transfer Agent at (800) 645-2028.

                              Table of Contents

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Fund History............................................................................................
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Description of the Fund and its Investments and Risks............................................
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Management of the Fund..............................................................................
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Control Persons and Principal Holders of Securities...............................................
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Investment Advisory and Other Services............................................................
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Portfolio Manager.......................................................................................
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Brokerage Allocation and Other Practices..........................................................
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Capital Stock and Other Securities...................................................................
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Purchase, Redemption and Pricing of Securities...................................................
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Taxation of the Fund...................................................................................
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Underwriters.............................................................................................
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Calculation of Performance Data.....................................................................
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Financial Statements....................................................................................
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     Report of Independent Registered Public Accounting Firm..................................
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     Financial Statements...............................................................................
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Appendix A: Ratings Definitions....................................................................                     A-1
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Item 10.  Fund History.

The Fund was organized as a Delaware limited liability company on January 10,
2008.

Item 11.  Description of the Fund and Its Investments and Risks.

(a) Classification.

The Fund is a diversified, open-end, management investment company.

(b) Investment Strategies and Risks.

The Fund's investment objective, principal investment strategies and the related risks are described in the Prospectus. The following information supplements and should be read in conjunction with Item 4 of the Fund's
Prospectus.  In addition, this Statement of Additional Information ("SAI")
contains information about other investment strategies that the Fund's investment adviser, OppenheimerFunds, Inc. (the "Manager"), may use in managing the Fund's portfolio and the related risks.  The composition of the
Fund's portfolio and the strategies that the Manager may use in selecting portfolio securities will vary over time.  The Fund is not required to use all of the investment strategies described below in seeking its goal.  It may use the investment strategies at some times or not at all.

Investments in Stocks and Other Equity Securities. The Fund focuses its investments primarily in common stocks of foreign companies, but it can invest in other equity securities. Equity securities include common stocks, preferred stocks, rights and warrants, and securities convertible into common stock.

      Securities of newer companies might offer greater opportunities for capital appreciation than securities of large, more established companies.
However, these securities also involve greater risks than securities of more established companies.

      The Fund does not limit its investments in equity securities to issuers having a market capitalization of a specified size or range, and therefore may invest in securities of small-, mid- and large-capitalization issuers. At times, the Fund may have substantial amounts of its assets invested in securities of issuers in one or more capitalization ranges, based upon the
Manager's use of its investment strategies and its judgment of where the best market opportunities are to seek the Fund's objective.  At times, the market may favor or disfavor securities of issuers of a particular capitalization range. Securities of small- or mid-capitalization issuers may be subject to greater price volatility in general than securities of larger companies.
Therefore, if the Fund has substantial investments in smaller capitalization companies at times of market volatility, the Fund's share price may fluctuate more than that of funds focusing on larger capitalization issuers.

o     Preferred Stocks. Preferred stocks are equity securities but have certain attributes of debt securities. Preferred stock, unlike common stock, has a stated dividend rate payable from the corporation's earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. "Cumulative" dividend provisions require all or a portion of prior unpaid dividends to be paid before the issuer can pay dividends on common shares.

      If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stocks may have mandatory sinking fund provisions, as well as provisions for their call or redemption prior to maturity which can have a negative effect on their prices when interest rates decline. Preferred stock may be
"participating" stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

      Preferred stocks are equity securities because they do not constitute a liability of the issuer and therefore do not offer the same degree of protection of capital as debt securities and may not offer the same degree of assurance of continued income as debt securities. The rights of preferred stock on distribution of a corporation's assets in the event of its liquidation are generally subordinate to the rights associated with a corporation's debt securities. Preferred stock generally has a preference over common stock on the distribution of a corporation's assets in the event of its liquidation.

o     Rights and Warrants. The Fund can invest up to 5% of its total assets in warrants or rights. That 5% limit does not apply to warrants and rights the Fund has acquired as part of units of securities or that are attached to other securities that the Fund buys.

      Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

o     Convertible Securities. Convertible securities are debt securities that are convertible into an issuer's common stock. Convertible securities rank senior to common stock in a corporation's capital structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

      The value of a convertible security is a function of its "investment value" and its "conversion value."  If the investment value exceeds the conversion value, the security will behave more like a debt security, and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion value exceeds the investment value, the security will behave more like an equity security: it will likely sell at a premium over its conversion value, and its price will tend to fluctuate directly with the price of the underlying security. Convertible securities are subject to credit risks and interest rate risk as discussed below under "Investing in Debt Securities."

      While many convertible securities are a form of debt security, in some cases their conversion feature (allowing conversion into equity securities)
causes the Manager to regard them more as "equity equivalents." In those cases, the credit rating assigned to the security has less impact on the
Manager's investment decision than in the case of non-convertible fixed income securities. To determine whether convertible securities should be regarded as "equity equivalents," the Manager examines the following factors:
(1)   whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)   whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis
          (considering the effect of conversion of the convertible
          securities), and
(3)   the extent to which the convertible security may be a defensive "equity substitute," providing the ability to participate in any
          appreciation in the price of the issuer's common stock.

o     Risks of Investing in Stocks.  Stocks fluctuate in price, and their short-term volatility at times may be great.  To the extent that the Fund invests in equity securities, the value of the Fund's portfolio will be affected by changes in the stock markets. Market risk can affect the Fund's net asset value per share, which will fluctuate as the values of the Fund's portfolio securities change.  The prices of individual stocks do not all move in the same direction uniformly or at the same time.  Different stock markets may behave differently from each other.

Other factors can affect a particular stock's price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or its industry. The Fund can invest in securities of large companies and mid-size companies, but may also hold stocks of small companies, which may have more volatile stock prices than stocks of larger companies.

Foreign Securities. "Foreign securities" include equity and debt securities of companies organized under the laws of countries other than the United
States and of governments other than the U.S. government. "Foreign securities" also include securities of companies (including those that are located in the United States or organized under U.S. law) that derive a significant portion of their revenue or profits from foreign businesses, investments or sales, or that have a significant portion of their assets abroad. Those securities may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

      Securities of foreign issuers that are represented by American
Depository Receipts or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets, and foreign currencies, are considered "foreign securities" for the purpose of the Fund's investment allocations. They are subject to some of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

      The amount of the Fund's assets invested in securities of issuers in a particular country will vary over time, based upon the Manager's evaluation of the investment merits of particular issuers as well as the market and economic conditions in a particular country or region. Factors that might be considered could include, for example, a country's balance of payments, inflation rate, economic self-sufficiency, and social and political factors.

      Because the Fund may purchase securities denominated in foreign currencies, a change in the value of such foreign currency against the U.S.
dollar will result in a change in the amount of income the Fund has available for distribution. Because a portion of the Fund's investment income may be received in foreign currencies, the Fund will be required to compute its income in U.S. dollars for distribution to shareholders, and therefore the
Fund will absorb the cost of currency fluctuations. After the Fund has distributed income, subsequent foreign currency losses may result in the
Fund's having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

      Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in foreign issuers that appear to offer growth potential, or in foreign countries with economic policies or business cycles different from those of the United States, or to reduce fluctuations in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S. markets.

      o Risks of Foreign Investing. Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:
o     reduction of income by foreign taxes;
o     fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage) or due to currency devaluation;
o     transaction charges for currency exchange;
o     lack of public information about foreign issuers;
o     lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o     less volume on foreign exchanges than on U.S. exchanges;
o     greater volatility and less liquidity on foreign markets than in the
           United States;
o     less governmental regulation of foreign issuers, stock exchanges and brokers than in the United States;
o     foreign exchange contracts;
o     greater difficulties in commencing lawsuits;
o     higher brokerage commission rates than in the United States;
o     increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o     foreign withholding taxes on interest and dividends;
o     possibilities in some countries of expropriation, nationalization, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and
o     unfavorable differences between the U.S. economy and foreign economies.

      In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

       o Special Risks of Emerging Markets. Emerging and developing markets abroad may also offer special opportunities for investing but have greater risks than more developed foreign markets, such as those in Europe, Canada,
Australia, New Zealand and Japan. There may be less liquidity in their securities markets, and settlements of purchases and sales of securities may be subject to additional delays. They are subject to greater risks of limitations on the repatriation of income and profits because of currency restrictions imposed by local governments. Those countries may also be subject to the risk of greater political and economic instability, which can greatly affect the volatility of prices of securities in those countries.

Passive Foreign Investment Companies. Some securities of corporations domiciled outside the United States which the Fund may purchase, may be considered passive foreign investment companies ("PFICs") under U.S. tax laws. PFICs are those foreign corporations which generate primarily passive income. They tend to be growth companies or "start-up" companies. For federal tax purposes, a corporation is deemed a PFIC if 75% or more of the foreign corporation's gross income for the income year is passive income or if 50% or more of its assets are assets that produce or are held to produce passive income. Passive income is further defined as any income to be considered foreign personal holding company income within the subpart F provisions defined by Internal Revenue Code ("IRC")ss.954.

      Investing in PFICs involves the risks associated with investing in foreign securities, as described above. There are also the risks that the
Fund may not realize that a foreign corporation it invests in is a PFIC for federal tax purposes. Federal tax laws impose severe tax penalties for failure to properly report investment income from PFICs. Following industry standards, the Fund makes every effort to ensure compliance with federal tax reporting of these investments. PFICs are considered foreign securities for the purposes of the Fund's minimum percentage requirements or limitations of investing in foreign securities.

Other Investment Techniques and Strategies. In seeking its objective, the
Fund may from time to time use the types of investment strategies and investments described below. It is not required to use all of these strategies at all times and at times may not use them.

Investing in Debt Securities. While the Fund does not invest for the purpose of seeking current income, the Fund can invest in debt securities. The Fund can buy debt securities that the Manager believes might offer some opportunities for capital appreciation, including convertible securities as discussed above.  Debt securities also can be selected for investment by the
Fund for defensive purposes, as described below. For example, when the stock market is volatile, or when the portfolio manager believes that opportunities in stocks are not attractive, certain debt securities might provide not only defensive opportunities but also some opportunities for capital appreciation.

      The Fund's debt investments can include corporate bonds and notes of foreign or U.S. companies, as well as U.S. and foreign government securities.
It is not expected that this will be a significant strategy of the Fund under normal market circumstances. Foreign debt securities are subject to the risks of foreign investing described above. In general, domestic and foreign fixed-
income securities are also subject to two additional types of risk: credit risk and interest rate risk.

      o Credit Risk. Some of the special credit risks of debt securities are discussed in the Prospectus. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. For lower-grade debt securities there is a greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment grade securities. The issuer's low creditworthiness may reflect increased potential for its insolvency. An overall decline in values in the high yield bond market is also more likely during a period of a general economic downturn. An economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal. In the case of foreign high yield bonds, these risks are in addition to the special risks of foreign investing discussed in the Prospectus and in this SAI.

      However, the Fund's limitations on buying these investments may reduce the risks to the Fund, as will the Fund's policy of diversifying its investments. Additionally, to the extent they can be converted into stock, convertible securities may be less subject to some of these risks than non-convertible high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

       o Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already-issued fixed-income investments and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.

      Fluctuations in the market value of fixed-income securities after the
Fund buys them will not affect the interest income payable on those securities (unless the security pays interest at a variable rate pegged to interest rate changes). However, those price fluctuations will be reflected in the valuations of the securities, and therefore the Fund's net asset values will be affected by those fluctuations.

      o Special Risks of Lower-Grade Securities. The Fund can invest in higher-yielding lower-grade debt securities (that is, securities below investment grade). "Investment grade securities" refers to securities rated in the four highest rating categories of Moody's Investors Service
("Moody's"), Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. ("Standard and Poor's") and Fitch, Inc.
("Fitch"), or having equivalent ratings from other nationally recognized rating agencies or, in the case of unrated securities, comparable ratings assigned to a security by the Manager.  "Lower-grade" debt securities are those rated below "investment grade," which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by Standard & Poor's or Fitch or similar ratings by other nationally recognized rating organizations.

      The Fund can invest in non-convertible debt securities rated as low as
"C" or "D" or which are in default when the Fund buys them. While securities rated "Baa" by Moody's or "BBB" by Standard & Poor's or Fitch are investment grade, those securities may be subject to interest rate and credit risks, and have some speculative characteristics.  Definitions of the debt security ratings categories of Moody's, Standard & Poor's and Fitch are included in
Appendix A to this Statement of Additional Information.

      The Fund can also buy unrated securities to which the Manager assigns a rating based upon its evaluation of the yield and risks of comparable rated securities. The Fund is not obligated to dispose of a security if the rating is reduced after the Fund buys the security, but the Manager will monitor those securities to determine whether they should be retained in the Fund's portfolio.

Investing in Small, Unseasoned Companies. The Fund can invest in securities of small, unseasoned companies. These are companies that have been in operation for less than three years, including the operations of any predecessors. Securities of these companies may be subject to volatility in their prices. They might have a limited trading market, which could adversely affect the Fund's ability to dispose of them and can reduce the price the
Fund might be able to obtain for them. Other investors that own a security issued by a small, unseasoned issuer for which there is limited liquidity might trade the security when the Fund is attempting to dispose of its holdings of that security. In that case the Fund might receive a lower price for its holdings than might otherwise be obtained. The Fund has no limit on the amount of its net assets that may be invested in those securities.

Investing in Cyclical Opportunities. The Fund might also seek to take advantage of changes in the business cycle by investing in companies that are sensitive to those changes if the Manager believes they have growth potential. For example, when the economy is expanding, companies in the consumer durables and technology sectors might benefit and present long-term growth opportunities. The Fund focuses on seeking growth over the long term but might seek to take tactical advantage of short-term market movements or events affecting particular issuers or industries. There is the risk that those securities can lose value when the issuer or industry is out of favor in the business cycle or that the Manager's expectations for cyclical market movements may not be realized.

Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements. It might do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions, or for defensive purposes.

      In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include
U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the Manager from time to time.

      The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days are subject to the Fund's policy limits on holding illiquid investments, described below. The Fund cannot enter into a repurchase agreement that causes more than 10% of its net assets to be subject to repurchase agreements having a maturity beyond seven days. There is no limit on the amount of the
Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

      Repurchase agreements, considered "loans" under the Investment Company
Act of 1940, as amended (the "Investment Company Act"), are collateralized by the underlying security. The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so. The Manager will monitor the vendor's creditworthiness to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         Pursuant to an Exemptive Order issued by the Securities and Exchange
Commission (the "SEC"), the Fund, along with other affiliated entities managed by the Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

Illiquid and Restricted Securities. Under the policies and procedures established by the Fund's Board of Directors, the Manager determines the liquidity of certain of the Fund's investments. To enable the Fund to sell its holdings of a restricted security not registered under the applicable securities laws, the Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When the Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

      The Fund can also acquire restricted securities through private placements. Those securities have contractual restrictions on their public resale. Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

      The Fund has limitations that apply to purchases of restricted securities, as stated in the Prospectus. Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act of
1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

      Illiquid securities include repurchase agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days.

Borrowing. The Fund has the ability to borrow from banks on an unsecured basis to invest the borrowed funds in portfolio securities. Borrowing may entail "leverage," and may be a speculative investment strategy. Any borrowing will be made only from banks and, pursuant to the Investment
Company Act, will be made only to the extent that the value of the Fund's assets, less its liabilities other than borrowings, is equal to at least 300%
of all borrowings including the proposed borrowing. The Fund may not borrow money, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules or regulations may be amended or interpreted from time to time.

      Currently, under the Investment Company Act, a mutual fund may borrow only from banks and the maximum amount it may borrow is up to one-third of its total assets (including the amount borrowed), less all liabilities and indebtedness other than borrowing except that a fund may borrow up to 5% of its total assets for temporary purposes from any person. Under the Investment
Company Act, there is a rebuttable presumption that a loan is temporary if it is repaid within 60 days and not extended or renewed. During periods of substantial borrowings, the value of the Fund's assets may be reduced due to the added expense of interest on borrowed monies.

      If the value of a Fund's assets, so computed, should fail to meet the
300% asset coverage requirement, the Fund is required, within three days thereafter (not including Sundays and holidays) to reduce its bank debt to the extent necessary to meet such requirement and may have to sell a portion of its investments at a time when independent investment judgment would not dictate such sale. Interest on money borrowed is an expense the Fund would not otherwise incur, so that it may have little or no net investment income during periods of substantial borrowings. If it does borrow, its expenses will be greater, other things being equal, than comparable funds that do not borrow. Since substantially all of a Fund's assets fluctuate in value, but borrowing obligations are fixed when the Fund has outstanding borrowings, the net asset value per share of a Fund correspondingly will tend to increase and decrease more when the Fund's assets increase or decrease in value than would otherwise be the case.

Loans of Portfolio Securities.   The Fund may loan its portfolio securities
to brokers, dealers and financial institutions to seek income. The Fund has entered into a securities lending agreement with The Goldman Sachs Trust
Company, doing business as Goldman Sachs Agency Lending ("Goldman Sachs") for
that purpose. Under the agreement, Goldman Sachs will generally bear the risk that a borrower may default on its obligation to return loaned securities.
The Fund, however, will be responsible for the risks associated with the investment of cash collateral, including the risk that the Fund may lose money on its investment of cash collateral or may fail to earn sufficient income on its investment to meet its obligations to the borrower. The Fund's portfolio loans must comply with the collateralization and other requirements of the Fund's securities lending agreement, its securities lending procedures and applicable government regulations. The Fund limits loans of portfolio securities to not more than 25% of its net assets.

Derivatives.  The Fund can invest in a variety of derivative investments, including swaps, "structured" notes, convertible notes, options, forward contracts and futures contracts, to seek income or for hedging purposes. The use of derivatives requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.  If the Manager uses a derivative instrument at the wrong time or judges market conditions incorrectly, the use of derivatives may reduce the
Fund's return.

      Although it is not obligated to do so, the Fund can use derivatives to hedge.  The Fund can use hedging to attempt to protect against declines in the market value of the Fund's portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons.  The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the Fund would normally seek to purchase the securities and then terminate that hedging position. The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market.

      Some of the hedging strategies the Fund can use are described below.
The Fund may employ new hedging strategies when they are developed, if those investment methods are consistent with the Fund's investment objectives and are permissible under applicable regulations governing the Fund.

      o Futures. The Fund can buy and sell futures contracts that relate to
(1) broad-based stock indices (these are referred to as "stock index futures"), (2) an individual stock ("single stock futures"), (3) bond indices
(these are referred to as "bond index futures"), (4) debt securities (these are referred to as "interest rate futures"), and (5) foreign currencies
(these are referred to as "forward contracts").

      A broad-based stock index is used as the basis for trading stock index futures. An index may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

       An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transactions. Either party could also enter into an offsetting contract to close out the position.  Similarly, a single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.
Single stock futures trade on a very limited number of exchanges, with contracts typically not fungible among the exchanges.

      No money is paid or received by the Fund on the purchase or sale of a future. Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant
(the "futures broker"). Initial margin payments will be deposited with the
Fund's custodian bank in an account registered in the futures broker's name.
However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on the Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

      At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes. All futures transactions, except forward contracts, are effected through a clearinghouse associated with the exchange on which the contracts are traded.

      o Put and Call Options. The Fund can buy and sell certain kinds of put options ("puts") and call options ("calls"). The Fund can buy and sell exchange-traded and over-the counter put and call options, including index options, securities options, currency options, and options on the other types of futures described above.

      o Writing Call Options. The Fund can write (that is, sell) calls. If the Fund sells a call option, it must be covered. That means the Fund must own the security subject to the call while the call is outstanding, or the call may be covered by identifying liquid assets on the Fund's books to enable the Fund to satisfy its obligations if the call is exercised. Up to
25% of the Fund's total assets may be subject to calls the Fund writes.

      When the Fund writes a call on a security, it receives cash (a premium). The Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. The Fund has the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

      When the Fund writes a call on an index, it receives cash (a premium).
If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by the specified multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

      The Fund's custodian, or a securities depository acting for the custodian, will act as the Fund's escrow agent, through the facilities of the
Options Clearing Corporation ("OCC"), as to the investments on which the Fund has written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions.
OCC will release the securities on the expiration of the option or when the
Fund enters into a closing transaction.

      If the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money"). If the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of the underlying security, unless the option is subject to a buy-back agreement by the executing broker.

      To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a "closing purchase transaction."  The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. The Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal
income tax purposes, as are the premiums on lapsed calls. If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

      The Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, the Fund must cover the call by identifying on its books an equivalent dollar amount of liquid assets. The Fund will identify additional liquid assets on the Fund's books if the value of the identified assets drops below 100% of the current value of the future.
Because of this segregation requirement, in no circumstances would the Fund's receipt of an exercise notice as to that future require the Fund to deliver a futures contract. It would simply put the Fund in a short futures position.

      o Writing Put Options. The Fund can sell put options. A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. The Fund will not write puts if, as a result, more than 50% of the Fund's net assets would be required to be identified on the Fund's books to cover such put options.

      If the Fund writes a put, the put must be covered by liquid assets identified on the Fund's books. The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put. However, the Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price. If a put the Fund has written expires unexercised, the Fund realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, the
Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, the Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

      When writing a put option on a security, to secure its obligation to pay for the underlying security the Fund will identify on its books liquid assets with a value equal to or greater than the exercise price of the underlying securities. The Fund therefore forgoes the opportunity of investing the identified assets or writing calls against those assets.

      As long as the Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require the Fund to take delivery of the underlying security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, the Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

      The Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit the Fund to write another put option on
the security, or to sell the security and use the proceeds from the sale for other investments. The Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes.

      o Purchasing Calls and Puts. The Fund can purchase calls to protect against the possibility that the Fund's portfolio will not participate in an anticipated rise in the securities market. When the Fund buys a call (other than in a closing purchase transaction), it pays a premium. The Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price.
The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If the Fund does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

      The Fund can buy puts whether or not it holds the underlying investment in its portfolio. When the Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price. Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

      Buying a put on an investment the Fund does not own (such as an index or future) permits the Fund either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

      When the Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund. Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally)
rather than on price movements in individual securities or futures contracts.

      The Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

      o Buying and Selling Call and Put Options on Foreign Currencies. The
Fund can buy and sell calls and puts on foreign currencies. They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options. The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

      If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund's position.
The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

      A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration identified on its books) upon conversion or exchange of other foreign currency held in its portfolio.

      The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a
"cross-hedging" strategy. In those circumstances, the Fund covers the option by identifying on its books liquid assets in an amount equal to the exercise price of the option.

      o Risks of Hedging with Options and Futures. The use of hedging strategies requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Manager uses a hedging strategy at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund's return. The
Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

      The Fund's option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

      The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

      If a covered call written by the Fund is exercised on an investment that has increased in value, the Fund will be required to sell the investment at the call price. It will not be able to realize any additional appreciation in excess of the covered call price if the investment has increased in value above the call price.

      An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

      There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's securities. For example, it is possible that while the Fund has used derivative instruments in a short hedge, the market might advance and the value of the securities held in the
Fund's portfolio might decline. If that occurred, the Fund would lose money on the derivative instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the derivative instruments are based.

      The risk of imperfect correlation increases as the composition of the
Fund's holdings from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the derivative instruments, the Fund might use derivative instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

      The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets.
First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion.
Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

      The Fund can use derivative instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Fund does so the market might decline. If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the derivative instruments that is not offset by a reduction in the price of the securities purchased.

      o Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. The Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. The Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency. The Fund may also use "cross-hedging" where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

      Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

      The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates. The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

      When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to "lock-in"
the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

      The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions. This is called a "position hedge."  When the
Fund believes that foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the
Fund's portfolio securities denominated in that foreign currency. When the
Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, the Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a
"cross hedge."

      The Fund will cover its short positions in these cases by identifying on its books assets having a value equal to the aggregate amount of the
Fund's commitment under forward contracts. The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

      However, to avoid excess transactions and transaction costs, the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency. The cover must be at least equal at all times to the amount of that excess. As one alternative, the Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

      The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash)
market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

      The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transactions costs.
The use of forward contracts in this manner might reduce the Fund's performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

      At or before the maturity of a forward contract requiring the Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative the Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

      The costs to the Fund of engaging in forward contracts vary with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

      Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S.
dollars on a daily basis. The Fund may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

o Total Return Swap Transactions.  The Fund may enter into total return swaps.  The Fund will only enter into total return swaps if consistent with its fundamental investment objectives or policies and may not invest in such swaps with respect to more than 30% of the Fund's total assets.  Total return swap agreements are two-party contracts entered into primarily by institutional investors for a specified period of time typically ranging from a few weeks to more than one year.  In a standard total return swap transaction, two parties agree to exchange the total returns (or the difference between the total returns) earned or realized on a particular asset, such as an equity or debt security, loan, commodity or currency, or non-asset reference, such as an interest rate or index.  The swapped returns are generally calculated with respect to a notional amount, that is, the return on a particular dollar amount invested in the underlying asset or reference.  The Fund may enter into a swap agreement to, among other reasons, gain exposure to certain markets in the most economical way possible, protect against currency fluctuations, or reduce risk arising from ownership of a particular security or instrument.  The Fund will identify liquid assets on the Fund's books to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.  Total return swaps could result in losses if the underlying asset or reference does not perform as anticipated by the Manager.

      The use of swap agreements by the Fund entails certain risks. The swaps market is generally unregulated.  There is no central exchange or market for swap transactions and therefore they are less liquid investments than exchange-traded instruments and may be considered illiquid by the Fund.  Swap agreements entail credit risk arising from the possibility that the counterparty will default.  If the counterparty defaults, the Fund's loss will consist of the net amount of contractual payments that the Fund has not yet received.  The Manager will monitor the creditworthiness of counterparties to the Fund's swap transactions on an ongoing basis. The
Fund's successful use of swap agreements is dependent upon the Manager's ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments.  Swap agreements may effectively add leverage to the Fund's portfolio because the Fund would be subject to investment exposure on the notional amount of the swap.

      o Regulatory Aspects of Certain Derivative Instruments. The Commodities
Futures Trading Commission (the "CFTC") recently eliminated limitations on futures trading by certain regulated entities including registered investment companies and consequently registered investment companies may engage in unlimited futures transactions and options thereon provided that the Fund claims an exclusion from regulation as a commodity pool operator. The Fund has claimed such an exclusion from registration as a commodity pool operator under the Commodity Exchange Act ("CEA"). The Fund may use futures and options for hedging and non-hedging purposes to the extent consistent with its investment objective, internal risk management guidelines adopted by the
Manager (as they may be amended from time to time), and as otherwise set forth in the Fund's prospectus or this statement of additional information.

      Transactions in options by the Fund are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that the Fund may write or hold may be affected by options written
or held by other entities, including other investment companies having the same advisor as the Fund (or an advisor that is an affiliate of the Fund's advisor). The exchanges also impose position limits on futures transactions.
An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

      Under interpretations of staff members of the SEC regarding applicable provisions of the Investment Company Act, when the Fund purchases a future, it must segregate cash or readily marketable short-term debt instruments in an amount equal to the purchase price of the future, less the margin deposit applicable to it.

      o Tax Aspects of Certain Derivative Instruments. Certain foreign currency exchange contracts in which the Fund may invest are treated as
"Section 1256 contracts" under the Internal Revenue Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60%
long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the Fund at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized. . An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

      Certain forward contracts the Fund enters into may result in
"straddles" for federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized by the Fund on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle. Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

      Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)   gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other
           receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
(2)   gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

      Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the
Internal Revenue Code for that trade, which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

Investment in Other Investment Companies. The Fund can also invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act that apply to those types of investments. The
Fund can not invest in other investment companies in reliance on paragraph
(F) or (G) of section 12(d)(1) of the Investment Company Act.  For example, the Fund can invest in exchange-traded funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange. The Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the exchange-traded funds' portfolio, at times when the Fund may not be able to buy those portfolio securities directly.

       The shares of other investment companies may fluctuate in price and may be worth more or less when the Fund sells them.  Investing in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the Investment Company Act. The Fund does not intend to invest in other investment companies unless the Manager believes that the potential benefits of the investment justify the payment of any premiums or sales charges. As a shareholder of an investment company, the Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses.

Diversification. The Fund is a diversified fund which means the Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. That restriction applies to 75% of the Fund's total assets. The limit does not apply to securities issued by the U.S. government or any of its agencies or instrumentalities.

(c) Fund Policies.

      |X| What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
o     67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
o     more than 50% of the outstanding shares.

      Policies described in the Prospectus or this Statement of Additional
Information are "fundamental" only if they are identified as such. The Fund's
Board of Directors can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this Statement of
Additional Information, as appropriate. The Fund's principal investment policies are described in the Prospectus.

      |X| Does the Fund Have Additional Fundamental Policies?  The following investment restrictions are fundamental policies of the Fund.

o     The Fund cannot buy securities or other instruments issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities or other instruments of that issuer or if it would then own more than 10% of that issuer's voting securities. This limitation applies to 75% of the Fund's total assets. The limit does not apply to securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies.

o     The Fund cannot make loans, except to the extent permitted under the
          Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules or regulations may be amended or interpreted from time to time.

o     The Fund may not borrow money, except to the extent permitted under the
          Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules or regulations may be amended or interpreted from time to time.

o     The Fund cannot invest 25% or more of its total assets in any one industry. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and
          instrumentalities or securities issued by investment companies.

o     The Fund cannot invest in real estate, physical commodities or commodity contracts, except to the extent permitted under the
          Investment Company Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

o     The Fund cannot underwrite securities of other companies. A permitted exception is in case it is deemed to be an underwriter under the
          Securities Act of 1933 when reselling any securities held in its own portfolio.

o     The Fund cannot issue senior securities, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

      Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment, with the exception of the borrowing policy and illiquid securities policy. The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

Does the Fund Have Additional Restrictions That Are Not "Fundamental
Policies"? The Fund has an additional operating policy that is not
"fundamental," and which can be changed by the Board of Directors without shareholder approval:

      o  The  Fund  cannot  invest  in  the  securities  of  other  registered investment  companies  or  registered  unit  investment  trusts in reliance on sub-paragraph (F) or (G) of section 12(d)(1) of the Investment Company Act.

For purposes of the Fund's policy not to concentrate its investments as described above, the Fund has adopted classifications of industries and groups of related industries.  These classifications are not fundamental policies.

(d) Temporary Defensive Position.

For temporary defensive purposes in times of adverse or unstable market, economic or political conditions, the Fund can invest up to 100% of its assets in investments that may be inconsistent with the Fund's principal investment strategies. Generally the Fund would invest in shares of
Oppenheimer Institutional Money Market Fund or in the types of money market instruments described above or in other short-term U.S. Government securities. The Fund might also hold these types of securities as interim investments pending the investment of proceeds from the sale of Fund shares or the sale of Fund portfolio securities or to meet anticipated redemptions of Fund shares. To the extent the Fund invests in these securities, it might not achieve its investment objective.

(e) Portfolio Turnover.

"Portfolio turnover" describes the rate at which the Fund traded its portfolio securities during its previous fiscal year.  For example, if a fund sold all of its securities during the year, its portfolio turnover rate would have been 100%.  The Fund's portfolio turnover rate will fluctuate from year to year, and the Fund can have a portfolio turnover rate of 100% or more.
Increased portfolio turnover creates higher brokerage and transaction costs for the Fund, which may reduce its overall performance.

(f) Disclosure of Portfolio Holdings.

The Fund has adopted policies and procedures concerning the dissemination of information about its portfolio holdings by employees, officers and/or directors of the Manager, Placement Agent and Transfer Agent. These policies are designed to assure that non-public information about portfolio securities is distributed only for a legitimate business purpose, and is done in a manner that (a) conforms to applicable laws and regulations and (b) is designed to prevent that information from being used in a way that could negatively affect the Fund's investment program or enable third parties to use that information in a manner that is harmful to the Fund.

Public Disclosure. The Fund's portfolio holdings are made publicly available no later than 60 days after the close of each of the Fund's fiscal quarters in its semi-annual report to shareholders, its annual report to shareholders, or its Statements of Investments on Form N-Q. Those documents are publicly available at the Securities and Exchange Commission (the "SEC").

Until publicly disclosed, the Fund's portfolio holdings are proprietary, confidential business information. While recognizing the importance of providing Fund shareholders with information about their Fund's investments and providing portfolio information to a variety of third parties to assist with the management, distribution and administrative process, the need for transparency must be balanced against the risk that third parties who gain access to the Fund's portfolio holdings information could attempt to use that information to trade ahead of or against the Fund, which could negatively affect the prices the Fund is able to obtain in portfolio transactions or the availability of the securities that portfolio managers are trading on the
Fund's behalf.

The Manager and its subsidiaries and affiliates, employees, officers, and directors, shall neither solicit nor accept any compensation or other consideration (including any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Manager or any affiliated person of the Manager) in connection with the disclosure of the
Fund's non-public portfolio holdings. The receipt of investment advisory fees or other fees and compensation paid to the Manager and its subsidiaries pursuant to agreements approved by the Fund's Board shall not be deemed to be
"compensation" or "consideration" for these purposes. It is a violation of the Code of Ethics for any covered person to release holdings in contravention of portfolio holdings disclosure policies and procedures adopted by the Fund.

A list of the top 20 portfolio securities holdings (based on invested assets), listed by security or by issuer, as of the end of each month may be disclosed to third parties (subject to the procedures below) no sooner than
15 days after month-end.

Except under special limited circumstances discussed below, month-end lists of the Fund's complete portfolio holdings may be disclosed no sooner than
30-days after the relevant month-end, subject to the procedures below. If the
Fund's complete portfolio holdings have not been disclosed publicly, they may be disclosed pursuant to special requests for legitimate business reasons, provided that:

o     The third-party recipient must first submit a request for release of
            Fund portfolio holdings, explaining the business reason for the request;
o     Senior officers (a Senior Vice President or above) in the Manager's
            Portfolio and Legal departments must approve the completed request for release of Fund portfolio holdings; and
o     The third-party recipient must sign the Manager's portfolio holdings non-disclosure agreement before receiving the data, agreeing to keep information that is not publicly available regarding the
            Fund's holdings confidential and agreeing not to trade directly or indirectly based on the information.

The Fund's complete portfolio holdings positions may be released to the following categories of entities or individuals on an ongoing basis, provided that such entity or individual either (1) has signed an agreement to keep such information confidential and not trade on the basis of such information or (2) is subject to fiduciary obligations, as a member of the Fund's Board, or as an employee, officer and/or director of the Manager, Placement Agent, or Transfer Agent, or their respective legal counsel, not to disclose such information except in conformity with these policies and procedures and not to trade for his/her personal account on the basis of such information:

o     Employees of the Fund's Manager, Placement Agent and Transfer Agent who
            need to have access to such information (as determined by senior officers of such entity),
o     The Fund's independent registered public accounting firm,
o     Members of the Fund's Board and the Board's legal counsel,
o     The Fund's custodian bank,
o     A proxy voting service designated by the Fund and its Board,
o     Rating/ranking organizations (such as Lipper and Morningstar),
o     Portfolio pricing services retained by the Manager to provide portfolio security prices, and
o     Dealers, to obtain bids (price quotations if securities are not priced by the Fund's regular pricing services).

Portfolio holdings information of the Fund may be provided, under limited circumstances, to brokers and/or dealers with whom the Fund trades and/or entities that provide investment coverage and/or analytical information regarding the Fund's portfolio, provided that there is a legitimate investment reason for providing the information to the broker, dealer or other entity. Month-end portfolio holdings information may, under this procedure, be provided to vendors providing research information and/or analytics to the Fund, with at least a 15-day delay after the month end, but in certain cases may be provided to a broker or analytical vendor with a 1-2 day lag to facilitate the provision of requested investment information to the Manager to facilitate a particular trade or the portfolio manager's investment process for the Fund. Any third party receiving such information must first sign the Manager's portfolio holdings non-disclosure agreement as a pre-condition to receiving this information.

Portfolio holdings information (which may include information on individual securities positions or multiple securities) may be provided to the entities listed below (1) by portfolio traders employed by the Manager in connection with portfolio trading, and (2) by the members of the Manager's Security
Valuation Group and Accounting Departments in connection with portfolio pricing or other portfolio evaluation purposes:

o     Brokers and dealers in connection with portfolio transactions
            (purchases and sales)
o     Brokers and dealers to obtain bids or bid and asked prices (if securities held by the Fund are not priced by the Fund's regular pricing services)
o     Dealers to obtain price quotations where the Fund is not identified as the owner.

Portfolio holdings information (which may include information on the Fund's entire portfolio or individual securities therein) may be provided by senior officers of the Manager or attorneys on the legal staff of the Manager,
Placement Agent, or Transfer Agent, in the following circumstances:

o     Response to legal process in litigation matters, such as responses to subpoenas or in class action matters where the Fund may be part of the plaintiff class (and seeks recovery for losses on a security) or a defendant,
o     Response to regulatory requests for information (the SEC, Financial
            Industry Regulatory Authority ("FINRA"), state securities
            regulators, and/or foreign securities authorities, including without limitation requests for information in inspections or for position reporting purposes),
o     To potential sub-advisers of portfolios (pursuant to confidentiality agreements),
o     To consultants for retirement plans for plan sponsors/discussions at due diligence meetings (pursuant to confidentiality agreements),
o     Investment bankers in connection with merger discussions (pursuant to confidentiality agreements).

Portfolio managers and analysts may, subject to the Manager's policies on communications with the press and other media, discuss portfolio information in interviews with members of the media, or in due diligence or similar meetings with clients or prospective purchasers of Fund shares or their financial intermediary representatives.

The Fund's shareholders may, under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions), receive redemption proceeds of their Fund shares paid as pro rata shares of securities held in the Fund's portfolio. In such circumstances, disclosure of the Fund's portfolio holdings may be made to such shareholders.

Any permitted release of otherwise non-public portfolio holdings information must be in accordance with the Fund's then-current policy on approved methods for communicating confidential information.

The Chief Compliance Officer (the "CCO") of the Fund and the Manager,
Placement Agent, and Transfer Agent shall oversee the compliance by the
Manager, Placement Agent, Transfer Agent, and their personnel with these policies and procedures. At least annually, the CCO shall report to the
Fund's Board on such compliance oversight and on the categories of entities and individuals to which disclosure of portfolio holdings of the Fund has been made during the preceding year pursuant to these policies. The CCO shall report to the Fund's Board any material violation of these policies and procedures and shall make recommendations to the Board as to any amendments that the CCO believes are necessary and desirable to carry out or improve these policies and procedures.

The Manager and/or the Fund have entered into ongoing arrangements to make available information about the Fund's portfolio holdings. One or more of the
Oppenheimer funds may currently disclose portfolio holdings information based on ongoing arrangements to the following parties:

ABG Securities               Fixed Income Securities  Nomura Securities
ABN AMRO                     Fortis Securities        Oppenheimer & Co.
AG Edwards                   Fox-Pitt, Kelton         Oscar Gruss
Allen & Co                   Friedman, Billing,       OTA
                             Ramsey
American Technology Research Gabelli                  Pacific Crest Securities
Auerbach Grayson             Garp Research            Piper Jaffray Inc.
Avondale                     Gartner                  Portales Partners
Banc of America Securities   George K Baum & Co.      Punk Ziegel & Co
Barra                        Goldman Sachs            Raymond James
BB&T                         Howard Weil              RBC
Bear Stearns                 HSBC                     Reuters
Belle Haven                  ISI Group                RiskMetrics/ISS
Bloomberg                    ITG                      Robert W. Baird
BMO Capital Markets          Janco                    Roosevelt & Cross
BNP Paribas                  Janney Montgomery        Russell
Brean Murray                 Jefferies                Sandler O'Neil
Brown Brothers               JMP Securities           Sanford C. Bernstein
Buckingham Research Group    JNK Securities           Scotia Capital Markets
Canaccord Adams              Johnson Rice & Co        Sidoti
Caris & Co.                  JP Morgan Securities     Simmons
CIBC World Markets           Kaufman Brothers         Sander Morris Harris
Citigroup Global Markets     Keefe, Bruyette & Woods  Societe Generale
CJS Securities               Keijser Securities       Soleil Securities Group
Cleveland Research           Kempen & Co. USA Inc.    Standard & Poors
Cogent                       Kepler Equities/Julius   Stanford Group
                             Baer Sec
Collins Stewart              KeyBanc Capital Markets  State Street Bank
Cowen & Company              Lazard Freres & Co       Stephens, Inc.
Craig-Hallum Capital Group   Leerink Swan             Stifel Nicolaus
LLC
Credit Agricole Cheuvreux    Lehman Brothers          Stone & Youngberg
N.A. Inc.
Credit Suisse                Loop Capital Markets     Strategas Research
Data Communique              Louise Yamada Tech       Sungard
                             Research
Daiwa Securities             MainFirst Bank AG        Suntrust Robinson
                                                      Humphrey
Davy                         Makinson Cowell US Ltd   SWS Group
Deutsche Bank Securities     McAdmas Wright           Think Equity Partners
Dougherty Markets            Merrill Lynch            Thomas Weisel Partners
Dowling                      Miller Tabak             Thomson Financial
Empirical Research           Mizuho Securities        UBS
Enskilda Securities          Moodys Research          Virtusa Corporation
Exane BNP Paribas            Morgan Stanley           Wachovia Securities
Factset                      Natexis Bleichroeder     Wedbush
Fidelity Capital Markets     Ned Davis Research Group Weeden
First Albany                 Needham & Co             William Blair

Item 12. Management of the Fund.

(a) Management Information.

Directors and Officers of the Fund. Except for Messrs. Murphy and Reynolds,
each of the Directors is an Independent Director. All of the Directors are
also Directors or Trustees of the following Oppenheimer funds (referred to as
"Board I Funds"):

Oppenheimer Absolute Return Fund            Oppenheimer Money Market Fund, Inc.
Oppenheimer AMT-Free Municipals             Oppenheimer Multi-State Municipal Trust
Oppenheimer AMT-Free New York Municipals    Oppenheimer Portfolio Series
Oppenheimer Balanced Fund                   Oppenheimer Real Estate Fund
Oppenheimer Baring China Fund               Oppenheimer Rochester Arizona Municipal Fund
                                            Oppenheimer Rochester Maryland Municipal
Oppenheimer Baring Japan Fund               Fund
                                            Oppenheimer Rochester Massachusetts
Oppenheimer Baring SMA International Fund   Municipal Fund
                                            Oppenheimer Rochester Michigan Municipal
Oppenheimer California Municipal Fund       Fund
                                            Oppenheimer Rochester Minnesota Municipal
Oppenheimer Capital Appreciation Fund       Fund
                                            Oppenheimer Rochester North Carolina
Oppenheimer Developing Markets Fund         Municipal Fund
Oppenheimer Discovery Fund                  Oppenheimer Rochester Ohio Municipal Fund
                                            Oppenheimer Rochester Virginia Municipal
Oppenheimer Dividend Growth Fund            Fund
Oppenheimer Emerging Growth Fund            Oppenheimer Select Value Fund
Oppenheimer Global Fund                     Oppenheimer Series Fund, Inc.
Oppenheimer Global Opportunities Fund       Oppenheimer SMA Core Bond Fund
Oppenheimer Global Value Fund               Oppenheimer SMA International Bond Fund
Oppenheimer Gold & Special Minerals Fund    Oppenheimer Transition 2010 Fund
Oppenheimer Institutional Money Market Fund Oppenheimer Transition 2015 Fund
Oppenheimer International Diversified Fund  Oppenheimer Transition 2020 Fund
Oppenheimer International Growth Fund       Oppenheimer Transition 2025 Fund
Oppenheimer International Small Company FundOppenheimer Transition 2030 Fund
Oppenheimer International Value Fund        Oppenheimer Transition 2040 Fund
Oppenheimer Limited Term California Municipa
Fund                                        Oppenheimer Transition 2050 Fund
                                            Oppenheimer U.S. Government Trust
                                            OFI Tremont Core Strategies Hedge Fund

      In  addition  to  being a Board  member  of each of the  Board I  Funds,
Messrs.  Downes  and  Wruble  are also  directors  or  trustees  of ten  other portfolios in the Oppenheimer fund complex.

      Present or former  officers,  directors,  trustees  and  employees  (and their  immediate  family members) of the Fund, the Manager and its affiliates, and retirement plans  established by them for their employees are permitted to purchase  Class A shares of the  other  Oppenheimer  funds at net asset  value without  sales  charge.  The sales charge on Class A shares is waived for that group because of the reduced sales  efforts  realized by the Placement  Agent.
Present or former  officers,  directors,  trustees  and  employees  (and their eligible  family  members) of the Fund,  the Manager and its  affiliates,  its parent  company and the  subsidiaries  of its parent  company,  and retirement plans established for the benefit of such  individuals,  are also permitted to purchase Class Y shares of the Oppenheimer funds that offer Class Y shares.

      Messrs. Freud, Edwards, Legg, Murphy, Petersen, Vandehey, Wixted, and
Zack and Mss. Bullington, Bloomberg, Ives and Ruffle who are officers of the
Fund, hold the same offices with one or more of the other Board I Funds. As of July 30, 2008, the Directors and officers of the Fund, as a group, owned of record or beneficially less than 1% of shares of the Fund.  In addition, none of the Independent Directors (nor any of their immediate family members)
owns securities of either the Manager or the Distributor or of any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Distributor of the Board I Funds.

Biographical Information. The Directors and officers, their positions with the Fund, length of service in such position(s), and principal occupations and business affiliations during at least the past five years are listed in the charts below. The charts also include information about each Director's beneficial share ownership in the Fund and in all of the registered investment companies that the Director oversees in the Oppenheimer family of funds ("Supervised Funds"). The address of each Director in the chart below is 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each Director serves for an indefinite term, or until his or her resignation, retirement, death or removal.

-------------------------------------------------------------------------------------
                               Independent Directors
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,               Principal Occupation(s) During Past 5     Dollar     Aggregate
                                                                         Dollar
                                                                         Range Of
                                                                         Shares
                                                                         Beneficially
                                                                         Owned in
                    Years;                                    Range of   Any of the
Position(s) Held    Other Directorships/Directorships Held    Shares     Oppenheimer
with Fund,          by Director;                              BeneficiallFunds
Length of Service,  Number of Portfolios in Fund Complex      Owned in   Overseen
Age                 Currently Overseen by Director            the Fund   by Director
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                As of December 31,
                                                                       2007
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Brian F. Wruble,    General Partner of Odyssey Partners,      None       Over
Chairman of the     L.P. (hedge fund) (September                         $100,000
Board of Directors  1995-December 2007); Director of Special
since 2007,         Value Opportunities Fund, LLC
Director since 2008 (registered investment company)
Age: 65             (affiliate of the Manager's parent
                    company) (since September 2004);
                    Chairman (since August 2007) and Trustee
                    (since August 1991) of the Board of
                    Trustees of The Jackson Laboratory
                    (non-profit); Treasurer and Trustee of
                    the Institute for Advanced Study
                    (non-profit educational institute)
                    (since May 1992); Special Limited
                    Partner of Odyssey Investment Partners,
                    LLC (private equity investment) (January
                    1999-September 2004). Oversees 64
                    portfolios in the OppenheimerFunds
                    complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
David K. Downes,    Independent Chairman GSK Employee         None       Over
Director since 2008 Benefit Trust (since April 2006);                    $100,000
Age: 68             Director of Correctnet (since January
                    2006); Trustee of Employee Trusts (since
                    January 2006); Chief Executive Officer
                    and Board Member of CRAFund Advisors,
                    Inc. (investment management company)
                    (since January 2004); Independent
                    Chairman of the Board of Trustees of
                    Quaker Investment Trust (registered
                    investment company) (since January
                    2004); Director of Internet Capital
                    Group (information technology company)
                    (since October 2003); President of The
                    Community Reinvestment Act Qualified
                    Investment Fund (investment management
                    company) (2004-2007); Chief Operating
                    Officer and Chief Financial Officer of
                    Lincoln National Investment Companies,
                    Inc. (subsidiary of Lincoln National
                    Corporation, a publicly traded company)
                    and Delaware Investments U.S., Inc.
                    (investment management subsidiary of
                    Lincoln National Corporation)
                    (1993-2003); President, Chief Executive
                    Officer and Trustee of Delaware
                    Investment Family of Funds (1993-2003);
                    President and Board Member of Lincoln
                    National Convertible Securities Funds,
                    Inc. and the Lincoln National Income
                    Funds, TDC (1993-2003); Chairman and
                    Chief Executive Officer of Retirement
                    Financial Services, Inc. (registered
                    transfer agent and investment adviser
                    and subsidiary of Delaware Investments
                    U.S., Inc.) (1993-2003); President and
                    Chief Executive Officer of Delaware
                    Service Company, Inc. (1995-2003); Chief
                    Administrative Officer, Chief Financial
                    Officer, Vice Chairman and Director of
                    Equitable Capital Management Corporation
                    (investment subsidiary of Equitable Life
                    Assurance Society) (1985-1992);
                    Corporate Controller of Merrill Lynch &
                    Company (financial services holding
                    company) (1977-1985); held the following
                    positions at the Colonial Penn Group,
                    Inc. (insurance company): Corporate
                    Budget Director (1974-1977), Assistant
                    Treasurer (1972-1974) and Director of
                    Corporate Taxes (1969-1972); held the
                    following positions at Price Waterhouse
                    & Company (financial services firm): Tax
                    Manager (1967-1969), Tax Senior
                    (1965-1967) and Staff Accountant
                    (1963-1965); United States Marine Corps
                    (1957-1959). Oversees 64 portfolios in
                    the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Matthew P. Fink,    Trustee of the Committee for Economic     None       Over
Director since 2008 Development (policy research foundation)             $100,000
Age: 67             (since 2005); Director of ICI Education
                    Foundation (education foundation)
                    (October 1991-August 2006); President of
                    the Investment Company Institute (trade
                    association) (October 1991-June 2004);
                    Director of ICI Mutual Insurance Company
                    (insurance company) (October 1991-June
                    2004). Oversees 54 portfolios in the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Robert G. Galli(1)  A director or trustee of other            None       Over
Director since 2008 Oppenheimer funds. Oversees 64                       $100,000
Age: 74             portfolios in the OppenheimerFunds
                    complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Phillip A.          Fellow of the Carnegie Corporation        None       None
Griffiths,          (since 2007); Distinguished Presidential
Director since 2008 Fellow for International Affairs (since
Age: 69             2002) and Member (since 1979) of the
                    National Academy of Sciences; Council on
                    Foreign Relations (since 2002); Director
                    of GSI Lumonics Inc. (precision
                    technology products company) (since
                    2001); Senior Advisor of The Andrew W.
                    Mellon Foundation (since 2001); Chair of
                    Science Initiative Group (since 1999);
                    Member of the American Philosophical
                    Society (since 1996); Trustee of
                    Woodward Academy (since 1983); Foreign
                    Associate of Third World Academy of
                    Sciences; Director of the Institute for
                    Advanced Study (1991-2004); Director of
                    Bankers Trust New York Corporation
                    (1994-1999); Provost at Duke University
                    (1983-1991). Oversees 54 portfolios in
                    the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Mary F. Miller,     Trustee of International House            None       Over
Director since 2008 (not-for-profit) (since June 2007);                  $100,000
Age: 66             Trustee of the American Symphony
                    Orchestra (not-for-profit) (since
                    October 1998); and Senior Vice President
                    and General Auditor of American Express
                    Company (financial services company)
                    (July 1998-February 2003). Oversees 54
                    portfolios in the OppenheimerFunds
                    complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Joel W. Motley,     Managing Director of Public Capital       None       Over
Director since 2008 Advisors, LLC (privately held financial              $100,000
Age: 56             advisor) (since January 2006).  Managing
                    Director of Carmona Motley, Inc.
                    (privately-held financial advisor)
                    (since January 2002); Director of
                    Columbia Equity Financial Corp.
                    (privately-held financial advisor)
                    (2002-2007); Managing Director of
                    Carmona Motley Hoffman Inc.
                    (privately-held financial advisor)
                    (January 1998-December 2001); Member of
                    the Finance and Budget Committee of the
                    Council on Foreign Relations, Member of
                    the Investment Committee of the
                    Episcopal Church of America, Member of
                    the Investment Committee and Board of
                    Human Rights Watch and Member of the
                    Investment Committee of Historic Hudson
                    Valley. Oversees 54 portfolios in the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Mary Ann Tynan,(2)  Vice Chair of Board of Trustees of        None       None
Director since 2008 Brigham and Women's/Faulkner Hospitals
Age: 63             (non-profit hospital) (since 2000);
                    Chair of Board of Directors of Faulkner
                    Hospital (non-profit hospital) (since
                    1990); Member of Audit and Compliance
                    Committee of Partners Health Care System
                    (non-profit) (since 2004); Board of
                    Trustees of Middlesex School
                    (educational institution) (since 1994);
                    Board of Directors of Idealswork, Inc.
                    (financial services provider) (since
                    2003); Partner, Senior Vice President
                    and Director of Regulatory Affairs of
                    Wellington Management Company, LLP
                    (global investment manager) (1976-2002);
                    Vice President and Corporate Secretary,
                    John Hancock Advisers, Inc. (mutual fund
                    investment adviser) (1970-1976).
                    Oversees 57 portfolios in the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Joseph M. Wikler,   Director of C-TASC (bio-statistics        None       Over
Trustee since 2008  services) (since 2007); Director of the              $100,000
Age: 67             following medical device companies:
                    Medintec (since 1992) and Cathco (since
                    1996); Director of Lakes Environmental
                    Association (environmental protection
                    organization) (since 1996); Member of
                    the Investment Committee of the
                    Associated Jewish Charities of Baltimore
                    (since 1994); Director of
                    Fortis/Hartford mutual funds
                    (1994-December 2001). Oversees 54
                    portfolios in the OppenheimerFunds
                    complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Peter I. Wold,      President of Wold Oil Properties, Inc.    None       Over
Trustee since 2008  (oil and gas exploration and production              $100,000
Age: 60             company) (since 1994); Vice President of
                    American Talc Company, Inc. (talc mining
                    and milling) (since 1999); Managing
                    Member of Hole-in-the-Wall Ranch (cattle
                    ranching) (since 1979); Vice President,
                    Secretary and Treasurer of Wold Trona
                    Company, Inc. (soda ash processing and
                    production) (1996 - 2006); Director and
                    Chairman of the Denver Branch of the
                    Federal Reserve Bank of Kansas City
                    (1993-1999); and Director of PacifiCorp.
                    (electric utility) (1995-1999). Oversees
                    54 portfolios in the OppenheimerFunds
                    complex.
-------------------------------------------------------------------------------------
   1. Mr. Galli retired from the Board I Funds effective September 30, 2008.
   2. Ms. Tynan joined the Board of Directors of the Fund on October 1, 2008.

      The address of Mr. Reynolds is 6803 S. Tucson Way, Centennial, Colorado
80112-3924. Mr. Reynolds serves for an indefinite term, or until his resignation, retirement, death or removal. Mr. Reynolds is an "Interested
Director" because of a potential consulting relationship between RSR
Partners, which Mr. Reynolds may be deemed to control, and the Manager.

--------------------------------------------------------------------------------------------
                                    Interested Director
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Name, Position(s)    Principal Occupation(s) During the Past 5        Dollar     Aggregate
                                                                                  Dollar
                                                                                 Range Of
                                                                                  Shares
                                                                     Range of   Beneficially
                                                                      Shares     Owned in
Held with the Fund,  Years; Other Trusteeships/Directorships Held;  Beneficially    All
Length of Service,   Number of Portfolios in the Fund Complex        Owned in   Supervised
Age                  Currently Overseen                              the Fund      Funds
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                                                    As of December 31, 2007
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Russell S. Reynolds, Chairman of RSR Partners (formerly "The        $0          $10,001-$50,000
Jr.,                 Directorship Search Group, Inc.") (corporate
Director since 2006  governance consulting and executive
Age: 77              recruiting) (since 1993); Retired CEO of
                     Russell Reynolds Associates (executive
                     recruiting) (October 1969-March 1993); Life
                     Trustee of International House (non-profit
                     educational organization); Former Trustee of
                     The Historical Society of the Town of
                     Greenwich; Former Director of Greenwich
                     Hospital Association. Oversees 54 portfolios
                     in the OppenheimerFunds complex.
--------------------------------------------------------------------------------------------

      Mr. Murphy is an "Interested Director" because he is affiliated with the Manager by virtue of his positions as an officer and director of the
Manager, and as a shareholder of its parent company. The address of Mr.
Murphy is Two World Financial Center, 225 Liberty Street, 11th Floor, New
York, New York 10281-1008. Mr. Murphy serves as a Director for an indefinite term, or until his resignation, retirement, death or removal and as an officer for an indefinite term, or until his resignation, retirement, death or removal.

-------------------------------------------------------------------------------------
                          Interested Director and Officer
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,              Principal Occupation(s) During Past 5      Dollar     Aggregate
                                                                         Dollar
                                                                         Range Of
                                                                         Shares
                   Years;                                     Range of   Beneficially
Position(s) Held   Other Trusteeships/Directorships Held by   Shares     Owned in
with Fund,         Director;                                  BeneficiallAny of the
Length of Service, Number of Portfolios in Fund Complex       Owned in   Oppenheimer
Age                Currently Overseen by Director             the Fund   Funds
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                As of December 31,
                                                                       2007
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
John V. Murphy,    Chairman and Director of the Manager       None       Over
Director,          since June 2001; Chief Executive Officer              $100,000
President and      of the Manager (June 2001-December 2008);
Principal          President of the Manager (September
Executive Officer  2000-March 2007); President and a
since 2008         director or trustee of other Oppenheimer
Age: 59            funds; President and Director of
                   Oppenheimer Acquisition Corp. ("OAC")
                   (the Manager's parent holding company)
                   and of Oppenheimer Partnership Holdings,
                   Inc. (holding company subsidiary of the
                   Manager) (since July 2001); Director of
                   OppenheimerFunds Distributor, Inc.
                   (subsidiary of the Manager) (November
                   2001-December 2006); Chairman and
                   Director of Shareholder Services, Inc.
                   and of Shareholder Financial Services,
                   Inc. (transfer agent subsidiaries of the
                   Manager) (since July 2001); President and
                   Director of OppenheimerFunds Legacy
                   Program (charitable trust program
                   established by the Manager) (since July
                   2001); Director of the following
                   investment advisory subsidiaries of the
                   Manager: OFI Institutional Asset
                   Management, Inc., Centennial Asset
                   Management Corporation and Trinity
                   Investment Management Corporation. (since
                   November 2001), HarbourView Asset
                   Management Corporation and OFI Private
                   Investments, Inc. (since July 2001);
                   President (since November 1, 2001) and
                   Director (since July 2001) of Oppenheimer
                   Real Asset Management, Inc.; Executive
                   Vice President of Massachusetts Mutual
                   Life Insurance Company (OAC's parent
                   company) (since February 1997); Director
                   of DLB Acquisition Corporation (holding
                   company parent of Babson Capital
                   Management LLC) (since June 1995); Member
                   of the Investment Company Institute's
                   Board of Governors (since October ,
                   2003); Chairman of the Investment
                   Company's Institute's Board of Governors
                   (since October 2007). Oversees 103
                   portfolios in the OppenheimerFunds
                   complex.
-------------------------------------------------------------------------------------

      The address of the officers in the chart below is as follows: for
Messrs. Freud, Edwards and Zack and Mss. Bloomberg and Ruffle, Two World
Financial Center, 225 Liberty Street, 11th Floor, New York, New York
10281-1008, for Messrs. Legg, Petersen, Vandehey and Wixted and Mss. Ives and
Bullington, 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each Officer
serves for an annual term or until his or her earlier resignation, retirement, death or removal.

-------------------------------------------------------------------------------------
                                Officers of the Fund
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,                   Principal Occupation(s) During Past 5 Years
Position(s) Held with
Fund,
Length of Service,
Age
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Dominic Freud,          Vice President of the Manager since April 2003. Partner and
Vice President and      European Equity Portfolio manager at SLS Management
Portfolio Manager       (January 2002-February 2003) prior to which he was head of
since 2008              the European equities desk and managing director at SG
Age:  50                Cowen (May 1994-January 2002). An officer of 3 portfolios
                        in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Mark S. Vandehey,       Senior Vice President and Chief Compliance Officer of the
Vice President and      Manager (since March 2004); Chief Compliance Officer of
Chief Compliance        OppenheimerFunds Distributor, Inc., Centennial Asset
Officer since 2008      Management Corporation and Shareholder Services, Inc.
Age: 57                 (since March 2004); Vice President of the Manager,
                        OppenheimerFunds Distributor, Inc., Centennial Asset
                        Management Corporation and Shareholder Services, Inc.
                        (since June 1983); Former Vice President and Director of
                        Internal Audit of OppenheimerFunds, Inc. (1997-February
                        2004). An officer of 103 portfolios in the Oppenheimer
                        funds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Brian W. Wixted,        Senior Vice President and Treasurer of the Manager (since
Treasurer and           March 1999); Treasurer of the following: HarbourView Asset
Principal Financial &   Management Corporation, Shareholder Financial Services,
Accounting Officer      Inc., Shareholder Services, Inc., Oppenheimer Real Asset
since 2008              Management Corporation, and Oppenheimer Partnership
Age: 48                 Holdings, Inc. (since March 1999), OFI Private Investments,
                        Inc. (since March 2000), OppenheimerFunds International
                        Ltd. and OppenheimerFunds plc (since May 2000), OFI
                        Institutional Asset Management, Inc. (since November 2000), and OppenheimerFunds Legacy Program (since June 2003);
                        Treasurer and Chief Financial Officer of OFI Trust Company
                        (trust company subsidiary of the Manager) (since May 2000);
                        Assistant Treasurer of the following: OAC (since March
                        1999), Centennial Asset Management Corporation (March
                        1999-October 2003) and OppenheimerFunds Legacy Program
                        (April 2000-June 2003). An officer of 103 portfolios in the
                        OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Brian Petersen,         Vice President of the Manager (since February 2007);
Assistant Treasurer     Assistant Vice President of the Manager (August
since 2008              2002-February 2007). Manager/Financial Product Accounting
Age: 37                 of the Manager (November 1998-July 202). An officer of 103 portfolios in the OppenheimerFunds complex
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Stephanie Bullington,   Assistant Vice President of the Manager (since October
Assistant Treasurer     2005); Assistant Vice President of ButterField Fund
since 2008              Services (Bermuda) Limited, part of The Bank of N.T.
Age: 32                 Butterfield & Son Limited (Butterfield) (February 2004-June
                        2005); Fund Accounting Officer of Butterfield Fund Services
                        (Bermuda) Limited (September 2003-February 2004). An
                        officer of 102 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Robert G. Zack,         Executive Vice President (since January 2004) and General
Vice President &        Counsel (since March 2002) of the Manager; General Counsel
Secretary since 2008    and Director of the Distributor (since December 2001);
Age: 60                 General Counsel of Centennial Asset Management Corporation
                        (since December 2001); Senior Vice President and General
                        Counsel of HarbourView Asset Management Corporation (since
                        December 2001); Secretary and General Counsel of OAC (since
                        November 2001); Assistant Secretary (since September 1997)
                        and Director (since November 2001) of OppenheimerFunds
                        International Ltd. and OppenheimerFunds plc; Vice President
                        and Director of Oppenheimer Partnership Holdings, Inc.
                        (since December 2002); Director of Oppenheimer Real Asset
                        Management, Inc. (since November 2001); Senior Vice
                        President, General Counsel and Director of Shareholder
                        Financial Services, Inc. and Shareholder Services, Inc.
                        (since December 2001); Senior Vice President, General
                        Counsel and Director of OFI Private Investments, Inc. and
                        OFI Trust Company (since November 2001); Vice President of
                        OppenheimerFunds Legacy Program (since June 2003); Senior
                        Vice President and General Counsel of OFI Institutional
                        Asset Management, Inc. (since November 2001); Director of
                        OppenheimerFunds (Asia) Limited (since December 2003);
                        Senior Vice President (May 1985-December 2003). An officer of 103 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Lisa I. Bloomberg,      Vice President (since May 2004) and Deputy General Counsel
Assistant Secretary     (since May 2008) Associate Counsel of the Manager (since
since 2008              May 2004); First Vice President (April 2001-April 2004),
Age: 40                 Associate General Counsel (December 2000-April 2004), of
                        UBS Financial Services Inc. (formerly, PaineWebber
                        Incorporated). An officer of 103 portfolios in the
                        OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Kathleen T. Ives,       Senior Vice President (since May 2009), Deputy General
Assistant Secretary     Counsel (since May 2008) and Assistant Secretary (since
since 2008              October 2003) of the Manager; Vice President (since 1999)
Age: 42                 and Assistant Secretary (since October 2003) of the
                        Distributor; Assistant Secretary of Centennial Asset
                        Management Corporation (since October 2003); Vice President and Assistant Secretary of Shareholder Services, Inc.
                        (since 1999); Assistant Secretary of OppenheimerFunds
                        Legacy Program and Shareholder Financial Services, Inc.
                        (since December 2001); Vice President (June 1998-May 2009);
                        Senior Counsel of the Manager (October 2003-May 2008). An
                        officer of 103 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Taylor V. Edwards,      Vice President and Assistant Counsel of the Manager (since
Assistant Secretary     February 2007); Assistant Vice President and Assistant
since 2008              Counsel of the Manager (January 2006-February 2007);
Age : 41                Formerly an Associate at Dechert LLP (September
                        2000-December 2005). An officer of 102 portfolios in the
                        OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Randy G. Legg,          Vice President (since June 2005) and Associate Counsel
Assistant Secretary     (since January 2007) of the Manager Assistant Vice
since 2008              President (February 2004-June 2005) and Assistant Counsel
Age : 43                (February 2004-January 2007) of the Manager. An officer of
                        102 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Adrienne M. Ruffle,     Vice President (since February 2007) and Assistant Counsel
Assistant Secretary     (since February 2005) of the Manager; Assistant Vice
since 2008              President of the Manager (February 2005-February 2007);
Age : 31                Associate (September 2002-February 2005) at Sidley Austin
                        LLP. An officer of 102 portfolios in the OppenheimerFunds
                        complex.
-------------------------------------------------------------------------------------

(b) Board of Directors.

The Fund is governed by a Board of Directors. The Directors meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.

The Board of Directors has an Audit Committee, a Regulatory & Oversight
Committee and a Governance Committee. The Audit Committee and Regulatory &
Oversight Committee are comprised solely of Directors who are not "interested persons" under the Investment Company Act (the "Independent Directors").

      During the Fund's fiscal year ended April 30, 2008, the Audit Committee held 4 meetings, the Regulatory & Oversight Committee held 5 meetings and the
Governance Committee held 7 meetings.

      The members of the Audit Committee are David K. Downes (Chairman),
Phillip A. Griffiths, Mary F. Miller, Joseph M. Wikler and Peter I. Wold. The
Audit Committee furnishes the Board with recommendations regarding the selection of the Fund's independent registered public accounting firm (also referred to as the "independent Auditors"). Other main functions of the Audit
Committee outlined in the Audit Committee Charter, include, but are not limited to: (i) reviewing the scope and results of financial statement audits and the audit fees charged; (ii) reviewing reports from the Fund's independent Auditors regarding the Fund's internal accounting procedures and controls; (iii) reviewing reports from the Manager's Internal Audit
Department; (iv) maintaining a separate line of communication between the
Fund's independent Auditors and the Independent Directors; (v) reviewing the independence of the Fund's independent Auditors; and (vi) pre-approving the provision of any audit or non-audit services by the Fund's independent
Auditors, including tax services, that are not prohibited by the
Sarbanes-Oxley Act, to the Fund, the Manager and certain affiliates of the
Manager.

The members of the Regulatory & Oversight Committee are Matthew P. Fink
(Chairman), David K. Downes, Phillip A. Griffiths, Joel W. Motley, Mary Ann
Tynan and Joseph M. Wikler. The Regulatory & Oversight Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the Investment Advisory and Distribution Agreements, transfer agency and shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment
Company Act and other applicable law, among other duties as set forth in the
Regulatory & Oversight Committee's Charter.

      The members of the Governance Committee are Joel W. Motley (Chairman),
Matthew P. Fink, Mary F. Miller, Russell S. Reynolds, Jr., Mary Ann Tynan and
Peter I. Wold. The Governance Committee reviews the Fund's governance guidelines, the adequacy of the Fund's Codes of Ethics, and develops qualification criteria for Board members consistent with the Fund's governance guidelines, provides the Board with recommendations for voting portfolio securities held by the Fund, and monitors the Fund's proxy voting, among other duties set forth in the Governance Committee's Charter.

      The Governance Committee's functions also include the selection and nomination of Directors, including Independent Directors for election. The
Governance Committee may, but need not, consider the advice and recommendation of the Manager and its affiliates in selecting nominees. The full Board elects new Directors except for those instances when a shareholder vote is required.

      To date, the Governance Committee has been able to identify from its own resources an ample number of qualified candidates. Nonetheless, under the current policy of the Board, if the Board determines that a vacancy exists or is likely to exist on the Board, the Governance Committee will consider candidates for Board membership including those recommended by the Fund's shareholders. The Governance Committee will consider nominees recommended by
Independent Board members or recommended by any other Board members including
Board members affiliated with the Fund's Manager. The Governance Committee may, upon Board approval, retain an executive search firm to assist in screening potential candidates. Upon Board approval, the Governance Committee may also use the services of legal, financial, or other external counsel that it deems necessary or desirable in the screening process. Shareholders wishing to submit a nominee for election to the Board may do so by mailing their submission to the offices of OppenheimerFunds, Inc., Two World
Financial Center, 225 Liberty Street, 11th Floor, New York, New York
10281-1008, to the attention of the Board of Directors of Oppenheimer Master
International Value Fund LLC, c/o the Secretary of the Fund.

      Submissions should, at a minimum, be accompanied by the following: (1)
the name, address, and business, educational, and/or other pertinent background of the person being recommended; (2) a statement concerning whether the person is an "interested person" as defined in the Investment
Company Act; (3) any other information that the Fund would be required to include in a proxy statement concerning the person if he or she was nominated; and (4) the name and address of the person submitting the recommendation and, if that person is a shareholder, the period for which that person held Fund shares. Shareholders should note that a person who owns securities issued by Massachusetts Mutual Life Insurance Company (the parent company of the Manager) would be deemed an "interested person" under the
Investment Company Act. In addition, certain other relationships with
Massachusetts Mutual Life Insurance Company or its subsidiaries, with registered broker-dealers, or with the Funds' outside legal counsel may cause a person to be deemed an "interested person."

The Governance Committee has not established specific qualifications that it believes must be met by a director nominee. In evaluating director nominees, the Governance Committee considers, among other things, an individual's background, skills, and experience; whether the individual is an "interested person" as defined in the Investment Company Act; and whether the individual would be deemed an "audit committee financial expert" within the meaning of applicable SEC rules. The Governance Committee also considers whether the individual's background, skills, and experience will complement the background, skills, and experience of other Directors and will contribute to the Board. There are no differences in the manner in which the Governance
Committee evaluates nominees for directors based on whether the nominee is recommended by a shareholder. Candidates are expected to provide a mix of attributes, experience, perspective and skills necessary to effectively advance the interests of shareholders.

(c) Compensation.

Remuneration of the Officers and Directors. The officers and the interested
Director of the Fund, who are affiliated with the Manager, receive no salary or fee from the Fund.  The Independent Directors' compensation from the Fund, shown below, is for serving as a Director and member of a committee (if applicable), with respect to the period from the Fund's inception through
April 30, 2008, its first fiscal year end.  The total compensation from the
Fund and fund complex represents compensation, including accrued retirement benefits, for serving as a Director and member of a committee (if applicable)
of the Boards of the Fund and other funds in the OppenheimerFunds complex during the calendar year ended December 31, 2007.

--------------------------------------------------------------------------------------
Name and Other Fund      Estimated     Estimated       Estimated          Total
                                       Retirement
                         Aggregate      Benefits
                       Compensation    Accrued as       Annual        Compensation
Position(s) (as          From the     Part of Fund   Benefits Upon    From the Fund
applicable)               Fund(1)       Expenses     Retirement(2)  and Fund Complex
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                        Fiscal period ended April                      Year ended
                                 30, 2008                           December 31, 2007
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Brian F. Wruble(3)        $10(4)          None      $64,993(5) (6)     $335,190(7)
Chairman of the Board
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
David K. Downes(8)          $8            None        $26,112(9)      $180,587(10)
Audit        Committee
Chairman           and
Regulatory           &
Oversight    Committee
Member
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Matthew P. Fink
Governance Committee
Member and Regulatory       $7            None        $10,004(11)       $154,368
& Oversight Committee
Member
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Robert G. Galli(19)
Regulatory &
Oversight Committee         $9            None       $137,599(12)     $330,533(13)
Chairman & Governance
Committee Member
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Phillip A. Griffiths      $9(14)          None        $51,621(6)        $198,211
Audit Committee
Member and Regulatory
& Oversight Committee
Member
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Mary F. Miller
Audit Committee
Member and Governance     $7(15)          None        $13,201(6)        $152,698
Committee Member
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Joel W. Motley            $7(16)          None        $32,741(6)        $171,223
Governance Committee
Chairman and
Regulatory &
Oversight Committee
Member
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Russell S. Reynolds,        $7            None          $77,288         $153,530
Jr.
Audit Committee
Member and Governance
Committee Member
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Mary Ann Tynan(20)
Regulatory &
Oversight Committee         N/A           N/A             N/A              N/A
Member Governance
Committee Member
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Joseph M. Wikler
Audit Committee
Member and Regulatory    $7(1(7))         None        $28,814(6)        $150,770
& Oversight Committee
Member
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Peter I. Wold
Audit Committee
Member and Governance    $7(1(8))         None        $28,814(6)        $150,770
Committee Member
--------------------------------------------------------------------------------------

1.    "Aggregate Compensation From the Fund" includes fees and deferred compensation, if any.
2.    "Estimated Annual Benefits Upon Retirement" is based on a single life payment election with the assumption that a Trustee would retire at the age of
   75 and would then have been eligible to receive retirement plan benefits with respect to certain Board I Funds, and, in the case of Messrs. Downes, Galli and Wruble, with respect to ten other Oppenheimer funds that are not Board I
   Funds (the "Non-Board I Funds"). The Board I Funds' retirement plan was frozen effective December 31, 2006, and each plan participant who had not yet commenced receiving retirement benefits subsequently received previously accrued benefits based upon the distribution method elected by such participant, as described below. A similar plan with respect to the Non-Board
   I Funds is being frozen effective December 31, 2008.
3.    Mr. Wruble became Chairman of the Board I Funds on December 31, 2007.
4.    Includes $10 deferred by Mr. Wruble under the "Compensation Deferral
   Plan" described below
5.    In lieu of receiving an estimated annual benefit amount of $7,374 for his service as a director or trustee to the Board I funds, Mr. Wruble elected to have an actuarially equivalent lump sum amount contributed to his
   Compensation Deferral Plan account subsequent to the freezing of the Board I
   Funds' retirement plan. The amount set forth in the table above also includes
   $57,619 for estimated annual benefits for serving as a director or trustee of the Non-Board I Funds. In lieu of receiving that estimated annual benefit, Mr.
   Wruble has elected to have an actuarially equivalent lump sum distributed to the Compensation Deferral Plan subsequent to the freezing of the Non-Board I
   Funds' retirement plan.
6.    In lieu of receiving an estimated annual benefit for service as a director or trustee to the Board I funds, this Trustee elected to have an actuarially equivalent lump sum amount contributed to his or her Compensation
   Deferral Plan account subsequent to the freezing of the Board I Funds'
   retirement plan.
7.    Includes $140,000 paid to Mr. Wruble for serving as a director or trustee of 10 other Oppenheimer funds (at December 31, 2007) that are not
   Board I Funds.
8.    Mr. Downes was appointed as Trustee to the Board I funds on August 1,
   2007, which was subsequent to the freezing of that retirement plan.
9.    This amount represents the estimated benefits that would be payable to
   Mr. Downes for serving as a director or trustee of the Non-Board I Funds. In lieu of receiving this estimated annual benefit, Mr. Downes has elected to receive an actuarially equivalent lump sum payment subsequent to the freezing of the Non-Board I Funds' retirement plan.
10.   Includes $155,000 paid to Mr. Downes for serving as a director or trustee of the Non-Board I Funds.
11.   In lieu of receiving an estimated annual benefit for his service as a director or trustee to the Board I funds, Mr. Fink elected to receive an actuarially equivalent lump sum payment subsequent to the freezing of the
   Board I Funds' retirement plan.
12.   In lieu of receiving an estimated annual benefit amount of $62,085 for his service as a director or trustee to the Board I funds, Mr. Galli elected to receive an actuarially equivalent lump sum payment subsequent to the freezing of the Board I Funds' retirement plan. The amount set forth in the table above also includes $75,514 for estimated annual benefits for serving as a director or trustee of the Non-Board I Funds. Mr. Galli has elected to receive this annual benefit in an annuity.
13.   Includes $140,000 paid to Mr. Galli for serving as a director or trustee of the Non-Board I Funds
14.   Includes $8 deferred by Mr. Griffiths under the "Compensation Deferral
   Plan" described below.
15.   Includes $3 deferred by Ms. Miller under the "Compensation Deferral
   Plan" described below
16.   Includes $1 deferred by Mr. Motley under the "Compensation Deferral
   Plan" described below.
17.   Includes $4 deferred by Mr. Wikler under the "Compensation Deferral
   Plan" described below.
18.   Includes $7 deferred by Mr. Wold under the "Compensation Deferral Plan"
   described below.
19.   Mr. Galli retired from the Boards of Board I funds effective September
    30, 2008.
20.   Ms. Tynan was appointed as Director of the Board I funds on October 1,
    2008.

Retirement Plan for Directors. The Board I Funds adopted a retirement plan that provides for payments to retired Independent Directors. Payments are up to 80% of the average compensation paid during a Director's five years of service in which the highest compensation was received. A Director must serve as director or trustee for any of the Board I Funds for at least seven years to be eligible for retirement plan benefits and must serve for at least 15 years to be eligible for the maximum benefit. The Board has frozen the retirement plan with respect to new accruals as of December 31, 2006 (the "Freeze Date").  Each Director continuing to serve on the Board of any of the Board I Funds after the Freeze Date (each such Director a "Continuing Board Member") may elect to have his accrued benefit as of that date (i.e., an amount equivalent to the actuarial present value of his benefit under the retirement plan as of the Freeze Date) (i) paid at once or over time, (ii) rolled into the Compensation Deferral Plan described below, or (iii)
in the case of Continuing Board Members having at least 7 years of service as of the Freeze Date paid in the form of an annual benefit or joint and survivor annual benefit.  The Board determined to freeze the retirement plan after considering a recent trend among corporate boards of directors to forego retirement plan payments in favor of current compensation.

Compensation Deferral Plan.  The Board of Directors has adopted a Compensation
Deferral Plan for Independent Directors that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from certain Board I Funds. Under the plan, the compensation deferred by a Director is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Director. The amount paid to the
Directors under the plan is determined based upon the amount of compensation deferred and the performance of the selected funds.

Deferral of Directors' fees under the plan will not materially affect the
Fund's assets, liabilities or net income per share. The plan will not obligate a Fund to retain the services of any Director or to pay any particular level of compensation to any Director. Pursuant to an Order issued by the SEC, a Fund may invest in the funds selected by the Director under the plan without shareholder approval for the limited purpose of determining the value of the Director's deferred compensation account.

(d) Sales Loads.  Not applicable.

(e) Codes of Ethics.

The Fund, the Manager and the Placement Agent have a Code of Ethics. It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the
Fund and other funds advised by the Manager. The Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

The Code of Ethics is an exhibit to the Fund's registration statement filed with the SEC and can be reviewed and copied at the SEC's Public Reference
Room in Washington, D.C. You can obtain information about the hours of operation of the Public Reference Room by calling the SEC at 1.202.551.8090.
The Code of Ethics can also be viewed as part of the Fund's registration statement on the SEC's EDGAR database at the SEC's Internet website at
www.sec.gov. Copies may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

(f) Proxy Voting Policies.

|X|   The Fund has adopted Portfolio Proxy Voting Policies and Procedures, which include Proxy Voting Guidelines, under which the Fund votes proxies relating to securities held by the Fund ("portfolio proxies"). The Manager generally undertakes to vote portfolio proxies with a view to enhancing the value of the company's stock held by the Funds.  The Fund has retained an independent, third party proxy voting agent to vote portfolio proxies in accordance with the Fund's Proxy Voting Guidelines and to maintain records of such portfolio proxy voting. The Portfolio Proxy Voting Policies and
Procedures include provisions to address conflicts of interest that may arise between the Fund and the Manager or the Manager's affiliates or business relationships. Such a conflict of interest may arise, for example, where the
Manager or an affiliate of the Manager manages or administers the assets of a pension plan or other investment account of the portfolio company soliciting the proxy or seeks to serve in that capacity. The Manager and its affiliates generally seek to avoid such material conflicts of interest by maintaining separate investment decision making processes to prevent the sharing of business objectives with respect to proposed or actual actions regarding portfolio proxy voting decisions. Additionally, the Manager employs the following procedures, as long as OFI determines that the course of action is consistent with the best interests of the Fund and its shareholders: (1) if the proposal that gives rise to the conflict is specifically addressed in the
Proxy Voting Guidelines, the Manager will vote the portfolio proxy in accordance with the Proxy Voting Guidelines, provided that they do not provide discretion to the Manager on how to vote on the matter; (2) if such proposal is not specifically addressed in the Proxy Voting Guidelines or the
Proxy Voting Guidelines provide discretion to the Manager on how to vote, the
Manager will vote in accordance with the third-party proxy voting agent's general recommended guidelines on the proposal provided that the Manager has reasonably determined that there is no conflict of interest on the part of the proxy voting agent; and (3) if neither of the previous two procedures provides an appropriate voting recommendation, the Manager may retain an independent fiduciary to advise the Manager on how to vote the proposal or may abstain from voting. The Proxy Voting Guidelines' provisions with respect to certain routine and non-routine proxy proposals are summarized below:

o     The Fund evaluates director nominees on a case-by-case basis, examining the following factors, among others: composition of the board and key board committees, experience and qualifications, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance and the nominee's investment in the company.
o     The Fund generally supports proposals requiring the position of chairman to be filled by an independent director unless there are compelling reasons to recommend against the proposal such as a counterbalancing governance structure.
o     The Fund generally supports proposals asking that a majority of directors be independent.  The Fund generally supports proposals asking that a board audit, compensation, and/or nominating committee be composed exclusively of independent directors.
o     The Fund generally supports shareholder proposals to reduce a super-majority vote requirement, and opposes management proposals to add a super-majority vote requirement.
o     The Fund generally supports proposals to allow shareholders the ability to call special meetings.
o     The Fund generally supports proposals to allow or make easier shareholder action by written consent.
o     The Fund generally votes against proposals to create a new class of stock with superior voting rights.
o     The Fund generally votes against proposals to classify a board.
o     The Fund generally supports proposals to eliminate cumulative voting.
o     The Fund generally opposes re-pricing of stock options without shareholder approval.
o     The Fund generally supports proposals to require majority voting for the election of directors.
o     The Fund generally supports proposals seeking additional disclosure of executive and director pay information.
o     The Fund generally supports proposals seeking disclosure regarding the company's, board's or committee's use of compensation consultants.
o     The Fund generally supports "pay-for-performance" proposals that align a significant portion of total compensation of senior executives to company performance.
o     The Fund generally supports having shareholder votes on poison pills.
o     The Fund generally supports proposals calling for companies to adopt a policy of not providing tax gross-up payments.
o     In the case of social, political and environmental responsibility issues, the Fund will generally abstain where there could be a detrimental impact on share value or where the perceived value if the proposal was adopted is unclear or unsubstantiated.  The Fund generally supports proposals that would clearly have a discernible positive impact on short- or long-term share value, or that would have a presently indiscernible impact on short- or long-term share value but promotes general long-term interests of the company and its shareholders.

      The Fund is required to file Form N-PX, with its complete proxy voting record for the 12 months ended June 30th, no later than August 31st of each year. The Fund's Form N-PX filing is available (i) without charge, upon request, by calling the Fund toll-free at 1.800.525.7048 and (ii) on the
SEC's website at www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.

(a) Control Persons.

As of July 30, 2008, Oppenheimer International Diversified Fund, a
Massachusetts business trust, owns 99.94% of the outstanding Shares.

(b) Principal Holders.

The only persons or entities who owned of record or were known by the Fund to own beneficially 5% or more of any of the Fund's outstanding shares were:

Oppenheimer International Diversified Fund, C/O Amy Sullivan, 6803 S. Tucson
Way, Centennial CO 80112-3924, which owned 15,421,572.991 Shares (99.94% of the Shares then outstanding.)
(c) Management Ownership.

As of July 30, 2008, the Directors and officers of the Fund, as a group, owned of record or beneficially less than 1% of the shares of the Fund.  In addition, none of the Independent Directors (nor any of their immediate family members) owns securities of either the Manager or the Placement Agent or of any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Placement Agent of the Board I Funds.

Item 14. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with
Item 5 in the Fund's Part A and Item 12 in this Part B.

 (a) Investment Advisers.

The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by Massachusetts Mutual Life Insurance Company, a global, diversified insurance and financial services organization.

The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund. The
Manager selects investments for the Fund's portfolio and handles its day-to-day business. The portfolio manager of the Fund is employed by the
Manager and is the person who is principally responsible for the day-to-day management of the Fund's portfolio. Other members of the Manager's Global
Equity Portfolio Team provide the portfolio manager with counsel and support in managing the Fund's portfolio.

The agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

The Fund pays expenses not expressly assumed by the Manager under the advisory agreement. The advisory agreement lists examples of expenses paid by the Fund. The major categories relate to interest, taxes, brokerage commissions, fees to certain Directors, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs.
The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the
Fund as a whole.

The management fees paid by the Fund to the Manager during the fiscal period from the Fund's inception to April 30, 2008, the Fund's first fiscal year end were:

--------------------------------------------------------------------------------
Fiscal Year ended April    Management Fees Paid to OppenheimerFunds, Inc.
30:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
2008                       $8,567
--------------------------------------------------------------------------------

The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss sustained by the
Fund by reason of good faith errors or omissions in connection with matters to which the agreement relates.

The agreement permits the Manager to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser or general distributor. If the Manager shall no longer act as investment adviser to the Fund, the Manager may withdraw the right of the Fund to use the name
"Oppenheimer" as part of its name.

Pending Litigation.  During 2009, a number of complaints have been filed in federal courts against the Manager, the Distributor, and certain other mutual funds ("Defendant Funds") advised by the Manager and distributed by the
Distributor.  The complaints naming the Defendant Funds also name certain officers and trustees and former trustees of the respective Defendant Fund.
The plaintiffs are seeking class action status on behalf of those who purchased shares of the respective Defendant Fund during a particular time period.  The complaints against the Defendant Funds raise claims under federal securities laws to the effect that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund's investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations.  The plaintiffs seek unspecified damages, equitable relief and an award of attorneys' fees and litigation expenses.

      A complaint brought in state court against the Manager, the Distributor and another subsidiary of the Manager (but not against the Fund), on behalf of the Oregon College Savings Plan Trust alleges a variety of claims, including breach of contract, breach of fiduciary duty, negligence and violation of state securities laws. Plaintiffs seek compensatory damages, equitable relief and an award of attorneys' fees and litigation expenses.

      Other complaints have been filed in state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates, regarding the alleged investment fraud perpetrated by Bernard Madoff and his firm ("Madoff").  Those lawsuits, in 2008 and 2009, allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others.  They seek unspecified damages, equitable relief and an award of attorneys' fees and litigation expenses.  None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or
Directors.  None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.

The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously.  The Defendant Funds' Boards of
Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the individual independent Trustees named in those suits.  While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the
Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

(b) Principal Underwriter.

Under its Placement Agent's Agreement with the Fund, OppenheimerFunds
Distributor, Inc., a subsidiary of the Manager, acts as the Fund's principal underwriter in the continuous offering of the Fund's shares. The Placement
Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares.  The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by
Third Parties.

See Parts (a) and (b) of this Item 14.

(d) Service Agreements.  Not applicable.

(e) Other Investment Advice.  Not applicable.

(f) Dealer Reallowances.  Not applicable.

(g) Rule 12b-1 Plans.  Not applicable.

(h) Other Services Providers.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is
a division of the Manager. The Transfer Agent's mailing address is P.O. Box
5270, Denver, CO 80217.  It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers listed above.

The Custodian.  Brown Brothers Harriman & Co. is the custodian of the Fund's assets. The custodian's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Fund. It is the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates. The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal deposit insurance. Those uninsured balances at times may be substantial.

Independent Registered Public Accounting Firm. KPMG LLP serves as the independent registered public accounting firm for the Fund.  KPMG LLP audits the Fund's financial statements and performs other related audit services.
KPMG LLP also acts as the independent registered public accounting firm for the Manager and certain other funds advised by the Manager and its affiliates. Audit and non-audit services provided by KPMG LLP to the Fund must be pre-approved by the Audit Committee.

Item 15. Portfolio Managers.

(a) Other Accounts Managed.

 In addition to managing the Fund's investment portfolio, the Portfolio
Manager also manages other investment portfolios and other accounts on behalf of the Manager or its affiliates.  The following table provides information regarding the other portfolios and accounts managed by the Portfolio Manager as of April 30, 2008. No account has a performance-based advisory fee:

        Portfolio              Total                   Total           Total
                                                     Assets in
                               Assets in  Other        Other
                      RegistereRegistered Pooled      Pooled            Assets
                      InvestmenInvestment InvestmentInvestment  Other  in Other
                      CompaniesCompanies  Vehicles   Vehicles   AccountAccounts
         Manager      Managed  Managed(1)  Managed   Managed*   ManagedManaged(2)
     ----------------------------------------------------------------------------
     ----------------------------------------------------------------------------
                         2                  None                  0
      Dominic Freud              $1,100                 None               $0

     1.  In millions.
     2.  Does not include personal accounts of portfolio managers and their families, which are subject to the Code of Ethics.

As indicated above, the Portfolio Manager also manages other funds and accounts.  Potentially, at times, those responsibilities could conflict with the interests of the Fund.  That may occur whether the investment strategies of the other fund or account are the same as, or different from, the Fund's investment objectives and strategies.  For example, the Portfolio Manager may need to allocate investment opportunities between the Fund and another fund or account having similar objectives or strategies, or he may need to execute transactions for another fund or account that could have a negative impact on the value of securities held by the Fund.  Not all funds and accounts advised by the Manager have the same management fee.  If the management fee structure of another fund or account is more advantageous to the Manager than the fee structure of the Fund, the Manager could have an incentive to favor the other fund or account.  However, the Manager's compliance procedures and Code of
Ethics recognize the Manager's fiduciary obligations to treat all of its clients, including the Fund, fairly and equitably, and are designed to preclude the Portfolio Manager from favoring one client over another. It is possible, of course, that those compliance procedures and the Code of Ethics may not always be adequate to do so.  At different times, the Fund's
Portfolio Manager may manage other funds or accounts with investment objectives and strategies that are similar to those of the Fund, or may manage funds or accounts with investment objectives and strategies that are different from those of the Fund.

(b) Compensation.

The Fund's Portfolio Manager is employed and compensated by the Manager, not the Fund. Under the Manager's compensation program for its portfolio managers and portfolio analysts, Fund performance is the most important element of compensation with half of annual cash compensation based on relative investment performance results of the funds and accounts they manage, rather than on the financial success of the Manager. This is intended to align the portfolio managers' and analysts' interests with the success of the funds and accounts and their shareholders. The Manager's compensation structure is designed to attract and retain highly qualified investment management professionals and to reward individual and team contributions toward creating shareholder value. As of April 30, 2008 the Portfolio Manager's compensation consisted of three elements: a base salary, an annual discretionary bonus and eligibility to participate in long-term awards of options and stock appreciation rights in regard to the common stock of the Manager's holding company parent. Senior portfolio managers may also be eligible to participate in the Manager's deferred compensation plan.
The base pay component of the portfolio manager is reviewed regularly to ensure that it reflects the performance of the individual, is commensurate with the requirements of the particular portfolio, reflects any specific competence or specialty of the individual manager, and is competitive with other comparable positions. The annual discretionary bonus is determined by senior management of the Manager and is based on a number of factors, including a fund's pre-tax performance for periods of up to five years, measured against an appropriate Lipper benchmark selected by management. The majority (80%) is based on three and five year data, with longer periods weighted more heavily. Below median performance in all three periods results in an extremely low, and in some cases no, performance based bonus. The
Lipper benchmark with respect to the Fund is Lipper - International Funds.
Other factors considered include management quality (such as style consistency, risk management, sector coverage, team leadership and coaching)
and organizational development. The Portfolio Manager's compensation is not based on the total value of the Fund's portfolio assets, although the Fund's investment performance may increase those assets. The compensation structure is also intended to be internally equitable and serve to reduce potential conflicts of interest between the Fund and other funds and accounts managed by the Portfolio Manager. The compensation structure of the other funds and accounts currently managed by the Portfolio Manager is the same as the compensation structure of the Fund, described above.

(c) Ownership of Securities.

As of April 30, 2008, the Portfolio Manager did not beneficially own any shares of the Fund.

Item 16. Brokerage Allocations and Other Practices.

(a) Brokerage Transactions.

Brokerage Provisions of the Investment Advisory Agreement. One of the duties of the Manager under the investment advisory agreement is to arrange the loans and other portfolio transactions for the Fund. The advisory agreement contains provisions relating to the employment of broker-dealers to effect the Fund's portfolio transactions. The Manager is authorized by the advisory agreement to employ broker-dealers, including "affiliated brokers," as that term is defined in the Investment Company Act, that the Manager thinks, in its best judgment based on all relevant factors, will implement the policy of the Fund to obtain, at reasonable expense, the "best execution" of the Fund's portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable for the services provided. The Manager need not seek competitive commission bidding. However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Fund as established by its Board of Directors.

Under the investment advisory agreement, in choosing brokers to execute portfolio transactions for the Fund, the Manager may select brokers (other than affiliates) that provide both brokerage and research services to the
Fund. The commissions paid to those brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided.

Brokerage Practices Followed by the Manager. The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory agreement and other applicable rules and procedures described below.

The Manager's portfolio traders allocate brokerage based upon recommendations from the Manager's portfolio managers, together with the portfolio traders'
judgment as to the execution capability of the broker or dealer. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Manager's executive officers supervise the allocation of brokerage.

Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions that are available in U.S. markets. Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions executed in the secondary market. Otherwise, brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so. In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.

Other accounts advised by the Manager have investment policies similar to those of the Fund. Those other accounts may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities. If two or more accounts advised by the
Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account. When possible, the Manager tries to combine concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Manager or its affiliates. The transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

Rule 12b-1 under the Investment Company Act prohibits any fund from compensating a broker or dealer for promoting or selling the fund's shares by
(1) directing to that broker or dealer any of the fund's portfolio transactions, or (2) directing any other remuneration to that broker or dealer, such as commissions, mark-ups, mark downs or other fees from the fund's portfolio transactions, that were effected by another broker or dealer
(these latter arrangements are considered to be a type of "step-out"
transaction). In other words, a fund and its investment adviser cannot use the fund's brokerage for the purpose of rewarding broker-dealers for selling the fund's shares.

However, the Rule permits funds to effect brokerage transactions through firms that also sell fund shares, provided that certain procedures are adopted to prevent a quid pro quo with respect to portfolio brokerage allocations. As permitted by the Rule, the Manager has adopted procedures
(and the Fund's Board of Directors has approved those procedures) that permit the Fund to direct portfolio securities transactions to brokers or dealers that also promote or sell shares of the Fund, subject to the "best execution"
considerations discussed above. Those procedures are designed to prevent: (1)
the Manager's personnel who effect the Fund's portfolio transactions from taking into account a broker's or dealer's promotion or sales of the Fund shares when allocating the Fund's portfolio transactions, and (2) the Fund, the Manager and the Distributor from entering into agreements or understandings under which the Manager directs or is expected to direct the
Fund's brokerage directly, or through a "step-out" arrangement, to any broker or dealer in consideration of that broker's or dealer's promotion or sale of the Fund's shares or the shares of any of the other Oppenheimer funds.

The investment advisory agreement permits the Manager to allocate brokerage for research services. The research services provided by a particular broker may be useful both to the Fund and to one or more of the other accounts advised by the Manager or its affiliates. Investment research may be supplied to the Manager by the broker or by a third party at the instance of a broker through which trades are placed.

Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, analytical software and similar products and services. If a research service also assists the
Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

Although the Manager currently does not do so, the Board of Directors may permit the Manager to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i)
the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii)
the trade is not a riskless principal transaction. The Board of Directors may also permit the Manager to use commissions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

The research services provided by brokers broaden the scope and supplement the research activities of the Manager. That research provides additional views and comparisons for consideration, and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase. The Manager provides information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

During the fiscal period ended April 30, 2008, the Fund paid the total brokerage commissions indicated in the chart below. During the fiscal period ended April 30, 2008, the Fund paid $1,172 in commissions to firms that provide brokerage and research services to the Fund with respect to
$3,933,377 of aggregate portfolio transactions. All such transactions were on a "best execution" basis, as described above. The provision of research services was not necessarily a factor in the placement of all such transactions.

-------------------------------------------------------------------------
                               Total Brokerage Commissions Paid by the
 Fiscal Year Ended April 30,                    Fund*
-------------------------------------------------------------------------
-------------------------------------------------------------------------
            2008                                $1,285
-------------------------------------------------------------------------
  *   Amounts do not include spreads or commissions on principal transactions on a net trade basis.

(b) Commissions.  Not applicable.

(c) Brokerage Selection.

See Part (a) of this Item 16 above.

(d) Directed Brokerage.

See Part (a) of this Item 16 above.

(e) Regular Broker-Dealer.  Not applicable.

Item 17.  Capital Stock and Other Securities.

(a) Capital Stock.

The following information supplements and should be read in conjunction with
Item 5(b) and Item 6 in the Fund's Part A.  Under the Fund's Limited
Liability Company Agreement, the Directors are authorized to issue shares.
Investors are entitled to participate equally in accordance with their pro rata interest in the assets of the Fund.  Upon liquidation or dissolution, investors are entitled to share in proportion to their investment in the
Fund's net assets available for distribution to investors.  Interests in the
Fund have no preference, preemptive, conversion or similar rights and when issued will be fully paid and nonassessable.  Investments in the Fund generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in the Fund.  Investors in the Fund do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the
Fund may elect all of the Directors if they choose to do so and in such event the other investors in the Fund would not be able to elect any Director.  The
Fund is not required and has no current intention to hold annual meetings of investors but the Fund will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote or when required by the Investment Company Act.

Shareholders have the right, upon a vote or declaration in writing of two-thirds of the outstanding shares of the Fund, to remove a Director or, subject to the applicable vote, to take other action described in the Fund's
Limited Liability Company Agreement.  The Directors will call a meeting of shareholders to vote on the removal of a Director upon the written request of the record holders of 10% of its outstanding shares. If the Directors receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders regarding a proposal to remove a Director, the
Directors will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares. The Directors may also take other action as permitted by the
Investment Company Act.

The Fund's Limited Liability Company Agreement contains an express disclaimer of shareholder or Director liability for the Fund's obligations. The Fund's contractual arrangements state that any person doing business with the Fund
(and each shareholder of the Fund) agrees under its Limited Liability Company
Agreement to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund.  It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations. The
Limited Liability Company Agreement also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.

(b) Other Securities.  Not applicable.

Item 18. Purchase, Redemption, and Pricing of Shares.

The following information supplements and should be read in conjunction with
Item 6 and Item 7 in the Trust's Part A.

 (a) Purchase of Shares.

Shares of the Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may only be made by certain
"accredited investors" within the meaning of Regulation D under the
Securities Act, including other investment companies.  This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, any
"security" within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Fund.  The Fund reserves the right to stop accepting investments from any investor or to reject any investment order.

(b) Fund Reorganizations.  Not applicable.

(c) Offering Price.

Determination of Net Asset Value Per Share. The net asset value per share of
Shares of the Fund are determined as of the close of business of the New York
Stock Exchange ("NYSE") on each day that the NYSE is open. The calculation is done by dividing the value of the Fund's net assets by the number of shares that are outstanding. The NYSE normally closes at 4:00 p.m., Eastern time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a U.S. holiday). All references to time in this SAI mean "Eastern time." The NYSE's most recent annual announcement
(which is subject to change) states that it will close on New Year's Day,
Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day,
Independence Day, Labor Day, Thanksgiving Day and Christmas Day. It may also close on other days.

Dealers other than NYSE members may conduct trading in certain securities on days on which the NYSE is closed (including weekends and holidays) or after
4:00 p.m. on a regular business day. Because the Fund's net asset value will not be calculated on those days, the Fund's net asset value per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on many foreign stock exchanges and over-the-counter markets normally is completed before the close of the NYSE.

Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of the NYSE, will not be reflected in the
Fund's calculation of its net asset value that day unless the Manager determines that the event is likely to effect a material change in the value of the security. The Manager, or an internal valuation committee established by the Manager, as applicable, may establish a valuation, under procedures established by the Board and subject to the approval, ratification and confirmation by the Board at its next ensuing meeting.

Securities Valuation. The Fund's Board of Directors has established procedures for the valuation of the Fund's securities. In general those procedures are as follows:
o     Equity securities traded on a U.S. securities exchange are valued as follows:
(1)   if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded, on that day, or
(2)   if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and
               "asked" prices on the valuation date or, if not,  at the
               closing "bid" price on the valuation date.
o     Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
(1)   at the last sale price available to the pricing service approved by the
               Board of Directors, or
(2)   at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)   at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.
o     Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Fund's Board of
Directors or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.
o     The following securities are valued at the mean between the "bid" and
"asked" prices determined by a pricing service approved by the Fund's Board of Directors or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
(1)   debt instruments that have a maturity of more than 397 days when issued,
(2)   debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)   non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
o     The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
(1)   money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a
               remaining maturity of 60 days or less, and
(2)   debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
o     Investments (including restricted securities) not having
readily-available market quotations are valued at fair value determined under the Board's procedures. If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the
"bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

      In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of Directors. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

      The closing prices in the New York foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S.
dollars securities that are denominated in foreign currency.

      Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded, as determined by a pricing service approved by the Board of Directors or by the Manager. If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and
"asked" prices on the principal exchange on the valuation date. If not, the value shall be the closing bid price on the principal exchange on the valuation date. If the put, call or future is not traded on an exchange, it shall be valued by the mean between "bid" and "asked" prices obtained by the
Manager from two active market makers. In certain cases that may be at the
"bid" price if no "asked" price is available.

      When the Fund writes an option, an amount equal to the premium received is included in the Fund's Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section. The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the Fund's gain on investments, if a call or put written by the Fund is exercised, the proceeds are increased by the premium received. If a call or put written by the Fund expires, the Fund has a gain in the amount of the premium. If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction. If the
Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the
Fund.

(d) Redemption in Kind.  Not applicable.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund
Shares.  Not applicable.

Item 19.  Taxation of the Fund.

The Fund is treated as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"), and, thus, is not subject to income tax. Based upon the status of the Fund as a partnership, each investor in the Fund takes into account its share of the Fund's ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Trust's fiscal year end is April 30. Although the Fund will not be subject to Federal income tax, it will file appropriate Federal income tax returns.  The Fund's fiscal year end is based on the fiscal year end of the majority of investors.

Even though the Fund is treated as a partnership for Federal tax purposes, it is intended that the Fund's assets, income and distributions will be managed in such a way that investment in the Fund would not cause an investor that is a regulated investment company under Subchapter M of the Code ("RIC") to fail that qualification.

Certain transactions of the Fund are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to investors. Special tax rules also will require the Fund to mark-to-market certain types of positions held (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Fund intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the investors for the special treatment afforded
RICs under the Code.

If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, an investor, by virtue of its ownership of the Fund's beneficial interests, will generally be treated as owning shares in a passive foreign investment company ("PFIC") for U.S. Federal income tax purposes. The investors in the Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as "excess distributions"), even if such excess distributions are paid by such investor as a dividend to its shareholders. However, an election can be made to "mark to market" at the end of each taxable year all the shares treated as held in a PFIC. If this election were made, an investor would recognize as ordinary income its share of any increase in the value of such shares held by the Fund as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized "mark-to-market" gains. With the mark-to-market election, an investor could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

The Fund may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United
States has entered into tax treaties with many foreign countries which may entitle the Fund to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund's assets to be invested within various countries is not known.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Fund.

Item 20. Underwriters.

(a) Distribution of Securities.

Under its Placement Agent's Agreement with the Fund, OppenheimerFunds
Distributor, Inc., a subsidiary of the Manager, acts as the Fund's principal underwriter in the continuous offering of the Fund's shares. The Placement
Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares.  The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.  Because the Fund's shares are sold without an initial sales charge or redemption charge, the Placement
Agent will receive no sales charges or concessions from the sale of shares or any other charges from the redemption of shares.

(b) Compensation.  Not applicable.

(c) Other Payments.  Not applicable.

Item 21. Calculation of Performance Data.

Not applicable.

Item 22. Financial Statements.

The audited financial statements of the Fund, including the report of the independent registered public accounting firm, are set forth below.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF OPPENHEIMER MASTER INTERNATIONAL
VALUE FUND, LLC:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Master International Value Fund, LLC, including the statement of investments, as of April 30, 2008, and the related statement of operations, the statement of changes in net assets and the financial highlights for the period from February 28, 2008 (commencement of operations) to April 30, 2008. These financial statements and financial highlights are the responsibility of the
Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

      We conducted our audit in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2008, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Master International Value Fund, LLC as of April 30, 2008, the
results of its operations, the changes in its net assets and the financial highlights for the period from February 28, 2008 (commencement of operations) to
April 30, 2008, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Denver, Colorado
June 12, 2008

STATEMENT OF INVESTMENTS April 30, 2008
--------------------------------------------------------------------------------

                                              SHARES                VALUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMON STOCKS--90.7%
--------------------------------------------------------------------------------
CONSUMER DISCRETIONARY--22.7%
--------------------------------------------------------------------------------
AUTO COMPONENTS--2.0%
Continental AG                                1,757            $     207,035
--------------------------------------------------------------------------------
Toyota Auto Body
Co. Ltd.                                      6,667                  132,831
                                                            --------------------
                                                                     339,866

--------------------------------------------------------------------------------
AUTOMOBILES--5.0%
Bayerische Motoren
Werke (BMW) AG                                7,150                  391,385
--------------------------------------------------------------------------------
Hyundai Motor Co.                             2,687                  226,001
--------------------------------------------------------------------------------
Toyota Motor Corp.                            4,640                  236,006
                                                            --------------------
                                                                     853,392

--------------------------------------------------------------------------------
HOTELS, RESTAURANTS & LEISURE--0.5%
Compass Group plc                            12,746                   85,819
--------------------------------------------------------------------------------
HOUSEHOLD DURABLES--5.2%
Barratt
Developments plc                             24,505                  133,058
--------------------------------------------------------------------------------
First Juken Co. Ltd.                         27,800                  114,692
--------------------------------------------------------------------------------
Grande Holdings Ltd. (The)                      306                       76
--------------------------------------------------------------------------------
Haseko Corp.                                276,648                  404,424
--------------------------------------------------------------------------------
Taylor Wimpey plc                            53,004                  134,365
--------------------------------------------------------------------------------
Thomson SA                                   18,120                  115,648
                                                            --------------------
                                                                     902,263

--------------------------------------------------------------------------------
LEISURE EQUIPMENT & PRODUCTS--0.3%
Sega Sammy
Holdings, Inc.                                4,640                   56,450
--------------------------------------------------------------------------------
MEDIA--4.0%
British Sky
Broadcasting
Group plc                                    12,088                  130,390
--------------------------------------------------------------------------------
Societe Television
Francaise 1                                  10,407                  219,501
--------------------------------------------------------------------------------
Vivendi SA 1                                  8,424                  342,916
                                                            --------------------
                                                                     692,807

--------------------------------------------------------------------------------
SPECIALTY RETAIL--3.1%
Aoyama Trading Co.                            6,035                 137,226
--------------------------------------------------------------------------------
Dickson Concepts
International Ltd.                          173,199                 128,013
--------------------------------------------------------------------------------
OTSUKA KAGU
Ltd.                                          3,625                  48,631
--------------------------------------------------------------------------------
Signet Group plc                            161,755                 219,294
                                                            --------------------
                                                                    533,164

--------------------------------------------------------------------------------
TEXTILES, APPAREL & LUXURY GOODS--2.6%
Aksa Akrilik Kimya
Sanayii AS                                  168,916                 285,806
--------------------------------------------------------------------------------
Asics Corp.                                  16,577                 168,149
                                                            --------------------
                                                                    453,955

--------------------------------------------------------------------------------
CONSUMER STAPLES--5.7%
--------------------------------------------------------------------------------
FOOD & STAPLES RETAILING--1.5%
Tesco plc                                    31,268                 264,283
--------------------------------------------------------------------------------
FOOD PRODUCTS--2.6%
Nestle SA                                       918                 440,328
--------------------------------------------------------------------------------
PERSONAL PRODUCTS--1.6%
Coreana Cosmetics Co. Ltd. 1                 76,569                 106,913
--------------------------------------------------------------------------------
Pacific Corp.                                 1,350                 177,056
                                                            --------------------
                                                                    283,969

--------------------------------------------------------------------------------
ENERGY--6.8%
--------------------------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES--2.9%
Petroleum
Geo-Services ASA                              9,520                 257,693
--------------------------------------------------------------------------------
Seabird Exploration Ltd. 1                   84,788                 239,083
                                                            --------------------
                                                                    496,776

--------------------------------------------------------------------------------
OIL, GAS & CONSUMABLE FUELS--3.9%
Eni SpA                                       9,409                 362,318
--------------------------------------------------------------------------------
Esso (Thailand)
Public Co. Ltd. 1                           118,100                  37,244
--------------------------------------------------------------------------------
Total SA                                      3,326                 280,131
                                                            --------------------
                                                                    679,693

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                              SHARES               VALUE
-----------------------------------------------------------------------------

FINANCIALS--22.8%
-----------------------------------------------------------------------------
CAPITAL MARKETS--1.3%
Credit Suisse
Group                                          3,328        $      178,274
-----------------------------------------------------------------------------
Ichiyoshi Securities
Co. Ltd.                                       4,252                46,109
                                                            -----------------
                                                                   224,383

-----------------------------------------------------------------------------
COMMERCIAL BANKS--7.1%
Anglo Irish Bank
Corp.                                         12,841               175,004
-----------------------------------------------------------------------------
Bank of Ireland                               35,322               485,170
-----------------------------------------------------------------------------
Credit Agricole SA                             6,145               206,879
-----------------------------------------------------------------------------
National Bank of
Greece SA                                      2,245               124,654
-----------------------------------------------------------------------------
Royal Bank of
Scotland Group
plc (The)                                     35,645               240,811
                                                            -----------------
                                                                 1,232,518

-----------------------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES--1.8%
Investor
AB, B Shares                                  10,523               250,468
-----------------------------------------------------------------------------
RHJ International Ltd. 1                       4,785                62,345
                                                            -----------------
                                                                   312,813

-----------------------------------------------------------------------------
INSURANCE--8.6%
Aegon NV                                      27,929               447,397
-----------------------------------------------------------------------------
Fondiaria-Sai SpA                             21,579               569,735
-----------------------------------------------------------------------------
Swiss Reinsurance Co.                          5,598               466,793
                                                            -----------------
                                                                 1,483,925

-----------------------------------------------------------------------------
REAL ESTATE MANAGEMENT & DEVELOPMENT--2.9%
COSMOS INITIA
Co. Ltd.                                      65,686               205,185
-----------------------------------------------------------------------------
Emperor
Entertainment
Hotel Ltd.                                   549,307               126,170
-----------------------------------------------------------------------------
Eurocastle
Investment Ltd.                                3,521                42,716
-----------------------------------------------------------------------------
Shanghai Forte
Land Co. Ltd.                                286,719               125,302
                                                            -----------------
                                                                   499,373

-----------------------------------------------------------------------------
THRIFTS & MORTGAGE FINANCE--1.1%
Paragon Group
Cos. plc                                      99,241               197,464
-----------------------------------------------------------------------------
HEALTH CARE--5.8%
-----------------------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--1.1%
Mediceo Paltac
Holdings Co. Ltd.                             11,438               192,934
-----------------------------------------------------------------------------
PHARMACEUTICALS--4.7%
GlaxoSmithKline plc                           12,010               266,056
-----------------------------------------------------------------------------
Sanofi-Aventis SA                              3,886               299,323
-----------------------------------------------------------------------------
Takeda
Pharmaceutical
Co. Ltd.                                       4,639               246,311
                                                            -----------------
                                                                   811,690

-----------------------------------------------------------------------------
INDUSTRIALS--9.2%
-----------------------------------------------------------------------------
AEROSPACE & DEFENSE--1.1%
Safran SA                                       9,318              194,843
-----------------------------------------------------------------------------
AIRLINES--3.6%
Deutsche Lufthansa
AG                                              7,152              189,063
-----------------------------------------------------------------------------
Jazz Air Income
Fund                                           36,202              279,666
-----------------------------------------------------------------------------
Turk Hava Yollari
Anonim Ortakligi 1                             26,142              145,452
                                                            -----------------
                                                                   614,181

-----------------------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--1.8%
Corporate Express                               7,086               81,513
-----------------------------------------------------------------------------
Sperian Protection                              1,820              231,610
                                                            -----------------
                                                                   313,123

-----------------------------------------------------------------------------
CONSTRUCTION & ENGINEERING--1.7%
Joongang
Construction
Co. Ltd. 1                                     10,230              133,659
-----------------------------------------------------------------------------
Vinci SA                                        2,017              148,891
                                                            -----------------
                                                                   282,550

-----------------------------------------------------------------------------
MARINE--0.8%
Evergreen Marine
Corp.                                         151,000              144,069
-----------------------------------------------------------------------------
TRADING COMPANIES & DISTRIBUTORS--0.2%
Wolseley plc                                    3,426               33,928

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

                                                    SHARES             VALUE
-------------------------------------------------------------------------------
TRANSPORTATION INFRASTRUCTURE--0.0%
Master Marine
AS 1,2                                                 640      $      1,383
-------------------------------------------------------------------------------
INFORMATION TECHNOLOGY--8.4%
-------------------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT--1.6%
Nokia Oyj                                            8,681           261,312
-------------------------------------------------------------------------------
SunCorp
Technologies Ltd. 1                                251,242             3,288
                                                                ---------------
                                                                     264,600

-------------------------------------------------------------------------------
COMPUTERS & PERIPHERALS--4.4%
Fujitsu Ltd.                                        31,865           205,008
-------------------------------------------------------------------------------
Gemalto NV 1                                         5,533           179,011
-------------------------------------------------------------------------------
Japan Digital
Laboratory Co. Ltd.                                 28,238           380,797
                                                                ---------------
                                                                     764,816

-------------------------------------------------------------------------------
ELECTRONIC EQUIPMENT & INSTRUMENTS--1.3%
A&D Co. Ltd.                                        14,577           129,854
-------------------------------------------------------------------------------
Nichicon Corp.                                      12,830            98,814
                                                                ---------------
                                                                     228,668

-------------------------------------------------------------------------------
OFFICE ELECTRONICS--1.1%
Canon, Inc.                                          3,899           194,978
-------------------------------------------------------------------------------
MATERIALS--2.1%
-------------------------------------------------------------------------------
CHEMICALS--0.9%
Arkema 1                                             2,679           154,799
-------------------------------------------------------------------------------
METALS & MINING--1.2%
Arcelor                                              2,422           214,064
-------------------------------------------------------------------------------
TELECOMMUNICATION SERVICES--6.5%
-------------------------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES--4.5%
Cable & Wireless
plc                                                 27,025            79,639
-------------------------------------------------------------------------------
France Telecom SA                                    8,418           264,989
-------------------------------------------------------------------------------
Telecom Italia SpA                                 152,475           249,746
-------------------------------------------------------------------------------
Telefonos de Mexico
SA de CV, Cl. L                                    102,984           186,159
                                                                ---------------
                                                                     780,533

-------------------------------------------------------------------------------
WIRELESS TELECOMMUNICATION SERVICES--2.0%
KDDI Corp.                                              27      $    173,822
-------------------------------------------------------------------------------
Vodafone Group
plc                                                 53,973           170,713
                                                                ---------------
                                                                     344,535

-------------------------------------------------------------------------------
UTILITIES--0.7%
-------------------------------------------------------------------------------
ELECTRIC UTILITIES--0.7%
Okinawa Electric
Power Co. (The)                                      2,738           119,683
                                                                ---------------
Total Common Stocks
(Cost $ 15,537,633)                                               15,688,618

-------------------------------------------------------------------------------
INVESTMENT COMPANY--22.8%
-------------------------------------------------------------------------------
Oppenheimer
Institutional Money
Market Fund, Cl. E,
2.90% 3,4
(Cost $ 3,951,079)                              3, 951,079         3,951,079
-------------------------------------------------------------------------------
TOTAL INVESTMENTS,
AT VALUE
(COST $ 19,488,712)                                  113.5%       19,639,697
-------------------------------------------------------------------------------
LIABILITIES
IN EXCESS OF
OTHER ASSETS                                         (13.5)       (2,343,219)
                                                -------------------------------
NET ASSETS                                           100.0%     $ 17,296,478
                                                ===============================

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

FOOTNOTES TO STATEMENT OF INVESTMENTS

1. Non-income producing security.

2. Illiquid security. The aggregate value of illiquid securities as of April
30, 2008 was $1,383, which represents 0.01% of the Fund's net assets. See Note 6 of accompanying Notes.

3. Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended April 30, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

                                                 SHARES         GROSS            GROSS            SHARES
                                      FEBRUARY 28, 2008     ADDITIONS       REDUCTIONS    APRIL 30, 2008
----------------------------------------------------------------------------------------------------------
Oppenheimer Institutional
Money Market Fund, Cl. E                             --    11,957,447        8,006,368         3,951,079

                                                                                                DIVIDEND
                                                                                 VALUE            INCOME
----------------------------------------------------------------------------------------------------------
Oppenheimer Institutional Money Market Fund, Cl. E                       $   3,951,079    $        9,001

4. Rate shown is the 7-day yield as of April 30, 2008.

--------------------------------------------------------------------------------
VALUATION INPUTS
--------------------------------------------------------------------------------

Various data inputs are used in determining the value of each of the Fund's investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:

Level 1 - quoted prices in active markets for identical assets or liabilities
(including securities actively traded on a securities exchange)

Level 2 - inputs other than quoted prices that are observable for the asset
(such as quoted prices for similar assets and market-corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

Level 3 - unobservable inputs (including the Manager's own judgments about assumptions that market participants would use in pricing the asset).

The market value of the Fund's investments was determined based on the following inputs as of April 30, 2008:

                                                            INVESTMENTS IN      OTHER FINANCIAL
VALUATION INPUTS                                                SECURITIES         INSTRUMENTS*
--------------------------------------------------------------------------------------------------
Level 1 - Quoted Prices                                   $     17,015,278      $           334
Level 2 - Other Significant Observable Inputs                    2,624,419                   --
Level 3 - Significant Unobservable Inputs                               --                   --
                                                          ----------------------------------------
Total                                                     $     19,639,697      $           334
                                                          ========================================

* Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts, futures and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract's value from trade date. Options and swaps are reported at their market value at measurement date, which may include premiums received or paid.

SEE THE ACCOMPANYING NOTES FOR FURTHER DISCUSSION OF THE METHODS USED IN
DETERMINING VALUE OF THE FUND'S INVESTMENTS, AND A SUMMARY OF CHANGES TO THE
VALUATION TECHNIQUES, IF ANY, DURING THE REPORTING PERIOD.

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

--------------------------------------------------------------------------------
FOREIGN CURRENCY EXCHANGE CONTRACTS AS OF APRIL 30, 2008 ARE AS FOLLOWS:
--------------------------------------------------------------------------------

                                          CONTRACT
                                            AMOUNT              EXPIRATION                    UNREALIZED      UNREALIZED
CONTRACT DESCRIPTION         BUY/SELL        (000S)                   DATE       VALUE      APPRECIATION    DEPRECIATION
---------------------------------------------------------------------------------------------------------------------------
Australian Dollar (AUD)          Sell           4 AUD        5/1/08-5/2/08   $   3,641   $            --   $          29
Euro (EUR)                        Buy          49 EUR               5/2/08      76,855                --             234
Japanese Yen (JPY)                Buy     102,260 JPY        5/1/08-5/7/08     983,643             1,236             548
Japanese Yen (JPY)               Sell       2,036 JPY               5/2/08      19,576                --              91
                                                                                         ----------------------------------
Total unrealized appreciation and depreciation                                           $         1,236   $         902
                                                                                         ==================================

DISTRIBUTION OF INVESTMENTS REPRESENTING GEOGRAPHIC HOLDINGS, AS A PERCENTAGE OF
TOTAL INVESTMENTS AT VALUE, IS AS FOLLOWS:

GEOGRAPHIC HOLDINGS                       VALUE       PERCENT
----------------------------------------------------------------
United States                      $  3,951,079          20.2%
Japan                                 3,291,902          16.8
France                                2,852,604          14.5
United Kingdom                        1,955,820          10.0
Italy                                 1,181,799           6.0
Switzerland                           1,085,395           5.5
Germany                                 787,483           4.0
Ireland                                 660,174           3.4
Korea Republic of (South)               643,629           3.3
The Netherlands                         571,626           2.9
Norway                                  498,160           2.5
Turkey                                  431,258           2.2
Canada                                  279,666           1.4
Finland                                 261,312           1.3
Bermuda                                 254,183           1.3
Sweden                                  250,468           1.3
Mexico                                  186,159           1.0
Taiwan                                  144,069           0.7
China                                   125,302           0.6
Greece                                  124,654           0.6
Belgium                                  62,345           0.3
Thailand                                 37,245           0.2
Hong Kong                                 3,365           0.0
                                   -----------------------------
Total                              $ 19,639,697         100.0%
                                   =============================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

STATEMENT OF ASSETS AND LIABILITIES April 30, 2008
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
ASSETS
-----------------------------------------------------------------------------------

Investments,at value--see accompanying statement of investments:

Unaffiliated companies (cost $15,537,633)                           $  15,688,618
Affiliated companies (cost $3,951,079)                                  3,951,079
                                                                    ---------------
                                                                       19,639,697

-----------------------------------------------------------------------------------
Cash                                                                       12,813
-----------------------------------------------------------------------------------
Cash--foreign currencies (cost $51,993)                                    51,815
-----------------------------------------------------------------------------------
Unrealized appreciation on foreign currency exchange contracts              1,236
-----------------------------------------------------------------------------------
Receivables and other assets:
Beneficial interest contributions                                         747,975
Investments sold                                                           52,170
Dividends                                                                  51,259
Other                                                                          28
                                                                    ---------------
Total assets                                                           20,556,993

-----------------------------------------------------------------------------------
LIABILITIES
-----------------------------------------------------------------------------------
Unrealized depreciation on foreign currency exchange contracts                902
-----------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased                                                   3,234,577
Directors' compensation                                                         7
Other                                                                      25,029
                                                                    ---------------
Total liabilities                                                       3,260,515

-----------------------------------------------------------------------------------
NET ASSETS                                                          $  17,296,478
                                                                    ===============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

STATEMENT OF OPERATIONS For the Period Ended April 30, 2008 1
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
INVESTMENT INCOME
------------------------------------------------------------------------------------------
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $ 20,459)       $    75,994
Affiliated companies                                                              9,001
------------------------------------------------------------------------------------------
Interest                                                                             68
------------------------------------------------------------------------------------------
Total investment income                                                          85,063

------------------------------------------------------------------------------------------
EXPENSES
------------------------------------------------------------------------------------------
Legal, auditing and other professional fees                                      25,000
------------------------------------------------------------------------------------------
Management fees                                                                   8,567
------------------------------------------------------------------------------------------
Shareholder communications                                                           16
------------------------------------------------------------------------------------------
Directors' compensation                                                              11
------------------------------------------------------------------------------------------
Other                                                                                 4
                                                                            --------------
Total expenses                                                                   33,598
Less waivers and reimbursements of expenses                                        (291)
                                                                            --------------
Net expenses                                                                     33,307

------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                            51,756

------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
------------------------------------------------------------------------------------------
Net realized gain (loss) on:
Investments from unaffiliated companies                                          28,501
Foreign currency transactions                                                      (523)
                                                                            --------------
Net realized gain                                                                27,978

------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                     264,711
Translation of assets and liabilities denominated in foreign currencies        (115,718)
                                                                            --------------
Net change in unrealized appreciation                                           148,993

------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                        $   228,727
                                                                            ==============

1. For the period from February 28, 2008 (commencement of operations) to
April 30, 2008.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

PERIOD ENDED APRIL 30,                                            2008 1
---------------------------------------------------------------------------
OPERATIONS
---------------------------------------------------------------------------
Net investment income                                   $        51,756
---------------------------------------------------------------------------
Net realized gain                                                27,978
---------------------------------------------------------------------------
Net change in unrealized appreciation                           148,993
                                                        -------------------
Net increase in net assets resulting from operations            228,727

---------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
---------------------------------------------------------------------------
Proceeds from member contributions                           16,967,751

---------------------------------------------------------------------------
NET ASSETS
---------------------------------------------------------------------------
Total increase                                               17,196,478
---------------------------------------------------------------------------
Beginning of period                                             100,000 2
                                                        -------------------
End of period                                           $    17,296,478
                                                        ===================

1. For the period from February 28, 2008 (commencement of operations) to
April 30, 2008.

2. Reflects the value of the Manager's initial seed money investment on
February 20, 2008.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

PERIOD ENDED APRIL 30,                           2008 1
----------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 2                6.00%
----------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
----------------------------------------------------------
Ratios to average net assets: 3
Net investment income                             4.91%
Total expenses                                    3.19% 4
Expenses after payments, waivers and/or
reimbursements and reduction
to custodian expenses                             3.16%
----------------------------------------------------------
Portfolio turnover rate                              5%

1. For the period from February 28, 2008 (commencement of operations) to
April 30, 2008.

2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional units on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund units.

3. Annualized for periods less than one full year.

4. Total expenses including indirect expenses from affiliated fund were as follows:

Period Ended April 30, 2008 3.22%

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES

Oppenheimer Master International Value Fund, LLC (the "Fund"), was organized as a Delaware limited liability company and registered under the Investment Company
Act of 1940, as amended, as a diversified open-end, management investment company. The Fund's investment objective is to seek long-term capital appreciation. The Fund's investment adviser is OppenheimerFunds, Inc. (the
"Manager"). The Fund commenced operations on February 28, 2008.

      The Fund currently offers one class of units.

      For federal income tax purposes, the Fund qualifies as a partnership, and each investor in the Fund is treated as the owner of its proportionate share of the net assets, income, expenses, and realized and unrealized gains and losses of the Fund. Accordingly, as a "pass-through" entity, the Fund pays no dividends or capital gain distributions.

      The following is a summary of significant accounting policies consistently followed by the Fund.

SECURITIES VALUATION. The Fund calculates the net asset value of its units as of the close of the New York Stock Exchange (the "Exchange"), normally 4:00 P.M.
Eastern time, on each day the Exchange is open for trading.

      Effective for fiscal periods beginning after November 15, 2007, FASB
Statement of Financial Accounting Standards No. 157, FAIR VALUE MEASUREMENTS,
establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as "Level 1", inputs other than quoted prices for an asset that are observable are classified as "Level 2" and unobservable inputs, including the Manager's judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as "Level 3". The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the
Funds' investments under these levels of classification is included following the Statement of Investments.

      Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of
Directors or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.

      Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund's assets are valued. Securities whose principal exchange is NASDAQ(R) are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund's assets are valued.
In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day's closing "bid"
and "asked" prices, and if not, at the current day's closing bid price. A foreign

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.

      Shares of a registered investment company that are not traded on an exchange are valued at that investment company's net asset value per share.

      Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the "bid" and "asked" prices.

      "Money market-type" debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.

      In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of the securities' respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Directors (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.

      Fair valued securities may be classified as "Level 3" if the valuation primarily reflects the Manager's own assumptions about the inputs that market participants would use in valuing such securities.

      There have been no significant changes to the fair valuation methodologies during the period.

FOREIGN CURRENCY TRANSLATION. The Fund's accounting records are maintained in
U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the
Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Directors.

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

NOTES TO FINANCIAL STATEMENTS Continued
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES Continued

Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.

      The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

INVESTMENTS IN OPPENHEIMER INSTITUTIONAL MONEY MARKET FUND. The Fund is
permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer
Institutional Money Market Fund ("IMMF") to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund's investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF's Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund's investment in IMMF.

FEDERAL TAXES. The Fund, as an entity, will not be subject to U.S. federal income tax. The Fund will be treated for U.S. federal income tax purposes as a partnership, and not as an association taxable as a corporation. Therefore, a tax provision is not required. Each investor ("Member") is required for U.S.
federal income tax purposes to take into account, in its taxable year with which
(or within which a taxable year of the Fund ends), its distributive share of all items of Fund income, gains, losses, and deductions for such taxable year of the
Fund. A Member must take such items into account even if the Fund does not distribute cash or other property to such Member during its taxable year.

DIRECTORS' COMPENSATION. The Board of Directors has adopted a compensation deferral plan for independent directors that enables directors to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the
Director under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Director. The Fund purchases shares of the

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

funds selected for deferral by the Director in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of "Other" within the asset section of the Statement of Assets and Liabilities. Deferral of directors' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.

INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.

CUSTODIAN FEES. "Custodian fees and expenses" in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the
Federal Funds Rate plus 0.50%. The "Reduction to custodian expenses" line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.

SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

INDEMNIFICATIONS. The Fund's organizational documents provide current and former directors and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.

OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

NOTES TO FINANCIAL STATEMENTS Continued
--------------------------------------------------------------------------------

2. UNITS OF BENEFICIAL INTEREST

The Fund has authorized an unlimited number of $0.001 par value units of beneficial interest. Transactions in units of beneficial interest were as follows:

                                  PERIOD ENDED   APRIL 30, 2008 1, 2
                                         UNITS           AMOUNT
          -----------------------------------------------------------
          Contributions             2,070,515    $    21,642,261
          Withdrawals                (448,828)        (4,674,510)
                                  -----------------------------------
          Total increase            1,621,687    $    16,967,751
                                  ===================================

1. For the period from February 28, 2008 (commencement of operations) to
April 31, 2008.

2. The Fund sold 10,000 units at a value of $100,000 to the Manager upon seeding of the Fund on February 20, 2008.

3. PURCHASES AND SALES OF SECURITIES

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the period ended April
30, 2008, were as follows:

                                           PURCHASES          SALES
        -----------------------------------------------------------
        Investment securities        $   15,822,851    $   314,724

4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES. Under the investment advisory agreement, the Fund pays the
Manager a management fee based on the average net assets of the Fund at an annual rate of 0.85%.

TRANSFER AGENT FEES. OppenheimerFunds Services ("OFS"), a division of the
Manager, acts as the transfer and shareholder servicing agent for the Fund. The
Fund pays OFS a per account fee.

OFFERING AND ORGANIZATIONAL COSTS. The Manager paid all initial offering and organizational costs associated with the registration and seeding of the Fund.

WAIVERS AND REIMBURSEMENTS OF EXPENSES. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.

      The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund's investment in
IMMF. During the period ended April 30, 2008, the Manager waived $291 for IMMF management fees.

5. FOREIGN CURRENCY EXCHANGE CONTRACTS

The Fund may enter into foreign currency exchange contracts ("forward contracts") for the purchase or sale of a foreign currency at a negotiated rate at a future date.

      Forward contracts are reported on a schedule following the Statement of
Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation
(depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain
(loss) in the Statement of Operations.

      Risks to the Fund include both market and credit risk. Market risk is the risk that the value of the forward contract will depreciate due to unfavorable changes in the exchange rates. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund's loss will consist of the net amount of contractual payments that the Fund has not yet received.

6. ILLIQUID SECURITIES

As of April 30, 2008, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets
(determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.

              | OPPENHEIMER MASTER INTERNATIONAL VALUE FUND, LLC

                                  Appendix A

                             RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the
nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate.
The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc. ("Moody's")

LONG-TERM (TAXABLE) BOND RATINGS

Aaa: Bonds rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk.  Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards.
Together with the "Aaa" group, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured.  Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (...):  Bonds for which the security  depends on the completion of some act or the fulfillment of some condition are rated conditionally.  These bonds are secured by (a)  earnings  of  projects  under  construction,  (b)  earnings of projects  unseasoned  in  operating  experience,  (c) rentals  that begin when facilities  are  completed,  or (d)  payments  to which  some  other  limiting condition attaches.  The parenthetical  rating denotes probable credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

                      Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Ratings Services,  a division of The McGraw-Hill  Companies,
Inc. ("Standard & Poor's")

LONG-TERM CREDIT RATINGS

AAA: Bonds rated "AAA" have the highest rating  assigned by Standard & Poor's.
The obligor's  capacity to meet its financial  commitment on the obligation is extremely strong.

AA:  Bonds  rated  "AA"  differ  from the  highest  rated  bonds only in small degree.  The  obligor's  capacity  to meet  its  financial  commitment  on the obligation is very strong.

A: Bonds rated "A" are somewhat  more  susceptible  to the adverse  effects of
changes  in  circumstances   and  economic   conditions  than  obligations  in
higher-rated   categories.   However,  the  obligor's  capacity  to  meet  its
financial commitment on the obligation is still strong.

BBB:  Bonds rated  "BBB"  exhibit  adequate  protection  parameters.  However, adverse economic conditions or changing  circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial  commitment on the obligation.

------------------------------------------------------------------------------
                            BB, B, CCC, CC, and C
------------------------------------------------------------------------------

Obligations rated `BB', `B', `CCC', `CC', and `C' are regarded as having significant speculative characteristics. `BB' indicates the least degree of speculation and `C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: Bonds rated "BB" are less vulnerable to nonpayment than other  speculative issues.  However, they face major ongoing uncertainties or exposure to adverse business,  financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more  vulnerable to  nonpayment  than bonds rated "BB", but the obligor  currently has the capacity to meet its  financial  commitment on the obligation.  Adverse business,  financial,  or economic conditions will likely  impair the  obligor's  capacity or  willingness  to meet its financial commitment on the obligation.

CCC:  Bonds  rated  "CCC" are  currently  vulnerable  to  nonpayment,  and are dependent upon favorable business,  financial, and economic conditions for the obligor to meet its financial  commitment on the  obligation.  In the event of adverse  business,  financial,  or  economic  conditions,  the  obligor is not likely  to  have  the  capacity  to  meet  its  financial  commitment  on  the obligation.

CC: Bonds rated "CC" are currently highly vulnerable to nonpayment.

C:  Subordinated  debt or preferred stock  obligations rated "C" are currently highly  vulnerable  to  nonpayment.  The "C"  rating  may be  used to  cover a situation where a bankruptcy  petition has been filed or similar action taken, but  payments  on this  obligation  are  being  continued.  A "C" also will be assigned to a preferred  stock issue in arrears on  dividends  or sinking fund payments, but that is currently paying.

D: Bonds  rated "D" are in payment  default.  The "D" rating  category is used when  payments  on an  obligation  are not  made on the  date  due even if the applicable  grace period has not expired,  unless  Standard & Poor's  believes that such payments will be made during such grace period.  The "D" rating also will be used  upon the  filing of a  bankruptcy  petition  or the  taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+)
or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

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SHORT-TERM ISSUE CREDIT RATINGS
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A-1: A short-term bond rated "A-1" is rated in the highest category by
Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term bond rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term bond rated "A-3" exhibits adequate protection parameters.
However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term bond rated "B" is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: A short-term bond rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term bond rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D"
rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

                                  SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the
Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the
City of New York and State of New York on the 14th day of May, 2009.

                        Oppenheimer Master International Value Fund, LLC

                     By:      John V. Murphy*
                        John V. Murphy, President
                        Principal Executive Officer and Director

*By:  /s/ Kathleen T. Ives
      Kathleen T. Ives, Attorney-in-Fact